                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED

                              TRANSACTION AGREEMENT


                                   dated as of

                                JANUARY 22, 1998


                                     between



                      NATIONAL BROADCASTING COMPANY, INC.,

                           OUTLET BROADCASTING, INC.,

                         LIN TELEVISION OF TEXAS, L.P.,

                           LIN TELEVISION CORPORATION,

                         STATION VENTURE HOLDINGS, LLC,

                         STATION VENTURE OPERATIONS, LP


                                       and



                              RANGER HOLDINGS CORP.

                               TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................1

                                            ARTICLE 2
                                    CONTEMPLATED TRANSACTIONS

SECTION 2.01.  Contemplated Transactions.......................................................12

                                            ARTICLE 3
                               TRANSFERS OF ASSETS AND LIABILITIES

SECTION 3.01.  Asset Contribution..............................................................14
SECTION 3.02.  Excluded Assets.................................................................16
SECTION 3.03.  Assumed Liabilities.............................................................16
SECTION 3.04.  Excluded Liabilities............................................................18
SECTION 3.05.  Assignment of Contracts and Rights..............................................19
SECTION 3.06.  Closing.........................................................................20

                                            ARTICLE 4
                            REPRESENTATIONS AND WARRANTIES OF RANGER

SECTION 4.01.  Corporate Existence and Power...................................................21
SECTION 4.02.  Corporate Authorization.........................................................21
SECTION 4.03.  Governmental Authorization......................................................21
SECTION 4.04.  Noncontravention................................................................21
SECTION 4.05.  Litigation......................................................................22
SECTION 4.06.  Sufficiency of and Title to the KXAS Assets.....................................22
SECTION 4.07.  Finders' Fees...................................................................22
SECTION 4.08.  Amendments to, and Notices under, the Merger
                    Agreements.................................................................22

                                            ARTICLE 5
                              REPRESENTATIONS AND WARRANTIES OF NBC

SECTION 5.01.  Corporate Existence and Power...................................................23
SECTION 5.02.  Corporate Authorization.........................................................23
SECTION 5.03.  Governmental Authorization......................................................24
SECTION 5.04.  Noncontravention................................................................24

SECTION 5.05.  Litigation......................................................................24
SECTION 5.06.  Sufficiency of and Title to the KNSD Assets.....................................24
SECTION 5.07.  Finders' Fees...................................................................25
SECTION 5.08.  Required and Other Consents.....................................................25
SECTION 5.09.  Absence of Certain Changes......................................................25
SECTION 5.10.  No Undisclosed Material Liabilities.............................................26
SECTION 5.11.  Material Contracts..............................................................26
SECTION 5.12.  Compliance with Laws and Court Orders...........................................27
SECTION 5.13.  Tangible Property...............................................................28
SECTION 5.14.  Intellectual Property...........................................................28
SECTION 5.15.  Licenses and Permits............................................................28
SECTION 5.16.  Environmental Matters...........................................................29
SECTION 5.17.  KNSD Financial Statements.......................................................31
SECTION 5.18.  Employee Arrangements and Benefit Plans.........................................31

                                            ARTICLE 6
                           REPRESENTATIONS AND WARRANTIES OF LIN-TEXAS

SECTION 6.01.  Partnership Existence and Power.................................................31
SECTION 6.02.  Partnership Authorization.......................................................32
SECTION 6.03.  Governmental Authorization......................................................32
SECTION 6.04.  Noncontravention................................................................32
SECTION 6.05.  Litigation......................................................................32
SECTION 6.06.  Finders' Fees...................................................................32

                                            ARTICLE 7
                                       COVENANT OF RANGER

SECTION 7.01.  Merger Agreement Amendments and Waivers.........................................33

                                            ARTICLE 8
                                         COVENANT OF NBC

SECTION 8.01.  Conduct of the KNSD Business....................................................33

                                            ARTICLE 9
                                         OTHER COVENANTS

SECTION 9.01.  Access to Information...........................................................34
SECTION 9.02.  Notices of Certain Events.......................................................35
SECTION 9.03.  Reasonable Best Efforts; Further Assurances.....................................36
SECTION 9.04.  Certain Filings.................................................................36
SECTION 9.05.  Public Announcements............................................................37
SECTION 9.06.  WARN Act........................................................................37

SECTION 9.07.  Certain Capital Expenditures in Respect of the KXAS
                    Business...................................................................37

                                           ARTICLE 10
                                           TAX MATTERS

SECTION 10.01.  Tax Representations............................................................37
SECTION 10.02.  Excluded or Assumed Liabilities................................................38
SECTION 10.03.  Tax Allocations................................................................38
SECTION 10.04.  Tax Cooperation and Consistent Reporting.......................................38
SECTION 10.05.  Preparation of Tax Returns.....................................................39

                                           ARTICLE 11
                                        EMPLOYEE BENEFITS

SECTION 11.01.  Employees......................................................................39
SECTION 11.02.  Continuation of Benefits.......................................................40
SECTION 11.03.  Severance Arrangements and Employment Agreements...............................40
SECTION 11.04.  Bonus Arrangements.............................................................40
SECTION 11.05.  Welfare Plans..................................................................40
SECTION 11.06.  Employee Liabilities...........................................................41
SECTION 11.07.  Defined Contribution Plan......................................................43
SECTION 11.08.  Defined Benefit Plans..........................................................43
SECTION 11.09.  Multiemployer Pension Plans....................................................44
SECTION 11.10.  Past Service Credit.  .........................................................45

                                           ARTICLE 12
                                     CONDITIONS TO CLOSINGS

SECTION 12.01.  Conditions to Closing the Funding Date Transactions............................45
SECTION 12.02.  Conditions to Closing the Closing Date Transactions............................50

                                           ARTICLE 13
                                    SURVIVAL; INDEMNIFICATION

SECTION 13.01.  Survival.......................................................................50
SECTION 13.02.  Indemnification................................................................50
SECTION 13.03.  Procedures.....................................................................51

                                           ARTICLE 14
                                   TERMINATION AND RESCISSION

SECTION 14.01.  Grounds for Termination........................................................51
SECTION 14.02.  Effect of Termination..........................................................52

SECTION 14.03.  Rescission Rights..............................................................52

                                           ARTICLE 15
                                          MISCELLANEOUS

SECTION 15.01.  Notices........................................................................55
SECTION 15.02.  Amendments and Waivers.........................................................57
SECTION 15.03.  Fees and Expenses..............................................................57
SECTION 15.04.  Successors and Assigns.........................................................57
SECTION 15.05.  Governing Law..................................................................58
SECTION 15.06.  Jurisdiction...................................................................58
SECTION 15.07.  WAIVER OF JURY TRIAL...........................................................58
SECTION 15.08.  Specific Performance...........................................................58
SECTION 15.09.  Counterparts; Third Party Beneficiaries........................................58
SECTION 15.10.  Entire Agreement...............................................................59
SECTION 15.11.  Bulk Sales Laws................................................................59
SECTION 15.12.  Captions.......................................................................59
SECTION 15.13.  Covenant of LIN-TV as to Its Subsidiaries......................................59
SECTION 15.14.  Covenant of NBC as to Its Subsidiaries.........................................59
SECTION 15.15.  Additional Interim Operating Restriction.......................................59

                                            EXHIBITS

Exhibit A   --   Assignment and Assumption Agreement
Exhibit B   --   HM Affiliation Agreement Amendments
Exhibit C   --   LLC Agreement
Exhibit D   --   LP Agreement
Exhibit E   --   Management Services Agreement
Exhibit F   --   Tower Agreements
Exhibit G   --   Transition Services Agreement
Exhibit H   --   KXAS-TV Affiliation Agreement and Related Side Letter
Exhibit I   --   KNSD(TV) Affiliation Agreement and Related Side Letter
Exhibit J   --   WVTM TV Affiliation Agreement and Related Side Letter
Exhibit K   --   Venture Credit Agreement
Exhibit L   --   Venture Letter Agreement
Exhibit M   --   WVTM Option Agreement


                                            SCHEDULES


Schedule 3.01     --  Certain KXAS Assets
Schedule 3.02     --  Certain Excluded Assets in respect of the KXAS Business
Schedule 4.05     --  Ranger Litigation
Schedule 5.08     --  KNSD Required Consents
Schedule 5.15(b)  --  KNSD FCC Authorizations
Schedule 5.16     --  KNSD Environmental Matters
Schedule 5.17     --  KNSD Financial Statements
Schedule 5.18     --  KNSD Employment Arrangements and Plans
Schedule 6.05     --  LIN Litigation

                                      AMENDED AND RESTATED
                                      TRANSACTION AGREEMENT


         AMENDED AND RESTATED TRANSACTION AGREEMENT dated as of January 22, 1998 between NATIONAL BROADCASTING COMPANY, INC., a Delaware corporation (with its successors, "NBC"), OUTLET BROADCASTING, INC., a Rhode Island corporation (with its successors, "OUTLET"), RANGER HOLDINGS CORP., a Delaware corporation (with its successors, "RANGER"), LIN TELEVISION OF TEXAS, L.P., a Delaware limited partnership (with its successors, "LIN-TEXAS"), LIN TELEVISION CORPORATION, a Delaware corporation (with its successors, "LIN-TV"), STATION VENTURE HOLDINGS, LLC, a Delaware limited liability company (with its successors, the "LLC") and STATION VENTURE OPERATIONS, LP, a Delaware limited partnership (with its successors, the "LP").

                              W I T N E S S E T H :

         WHEREAS, the parties hereto have entered into a Transaction Agreement (the "ORIGINAL AGREEMENT") dated as of January 15, 1998; and

         WHEREAS, the parties hereto have agreed to amend and restate the Original Agreement on and as of the date hereof to provide that the Business Transfers relating to the KNSD Business shall all take place on the Funding Date, as set forth more fully below;

         NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person; provided that, for purposes of the definition of Affiliate as used in this

Agreement, the LP, the LLC and the Lender shall not be treated as an Affiliate of any party hereto.

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means any Assignment and Assumption Agreement entered into in respect of either any Business Transfer or the transfer of assets contemplated under Section 2.01(a)(i), substantially in the form of Exhibit A hereto.

         "BUSINESS" means the KXAS Business and/or the KNSD Business, as the context may require.

         "BUSINESS TRANSFER" means (i) the transfer of the KXAS Business by LIN-Texas to the LLC on the Funding Date pursuant to Section 2.01(a)(v) and
Article 3 hereof, (ii) the transfer of an undivided 99% interest in the KNSD Business by Outlet to the LLC on the Funding Date pursuant to Section 2.01(a)(iv) and Article 3 hereof, (iii) the transfer of (A) an undivided 1% interest in the KNSD Business by Outlet to the LP and (B) an undivided 99% interest in the KNSD Business by the LLC to the LP, in each case on the Funding Date pursuant to Section 2.01(a)(vii) and Article 3 hereof and (iv) the transfer of the KXAS Business by the LLC to the LP on the Closing Date pursuant to
Section 2.01(b)(i) and Article 3 hereof.

         "BUSINESS TRANSFEREE" means (i) the LLC in respect of the transfer to it of the KXAS Business by LIN-Texas on the Funding Date pursuant to Section 2.01(a)(v) and Article 3 hereof, (ii) the LLC in respect of the transfer to it of an undivided 99% interest in the KNSD Business by Outlet on the Funding Date pursuant to Section 2.01(a)(iv) and Article 3 hereof, (iii) the LP in respect of the transfer to it of (A) an undivided 1% interest in the KNSD Business by Outlet on the Funding Date and (B) undivided 99% interest in the KNSD Business by the LLC on the Funding Date, in each case pursuant to Section 2.01(a)(vii) and Article 3 hereof and (iv) the LP in respect of the transfer to it of the KXAS Business on the Closing Date pursuant to Section 2.01(b)(i) and Article 3 hereof.

         "BUSINESS TRANSFEROR" means (i) LIN-Texas in respect of the transfer by it of the KXAS Business to the LLC on the Funding Date pursuant to Section 2.01(a)(v) and Article 3 hereof, (ii) Outlet in respect of the transfer by it of
(A) an undivided 99% interest in the KNSD Business to the LLC on the Funding Date pursuant to Section 2.01(a)(iv) and Article 3 hereof and (B) an undivided 1% interest in the KNSD Business to the LP on the Funding Date, in each case pursuant to Section 2.01(a)(vii) and Article 3 hereof and (iii) the LLC in respect of the transfer by it of (A) the undivided 99% interest in the KNSD Business to the LP on the Funding Date pursuant to Section 2.01(a)(vii) and
Article 3 hereof and

(B) the KXAS Business to the LP on the Closing Date pursuant to Section 2.01(b)(i) and Article 3 hereof.

         "CLOSING DATE" means the date of the Effective Time.

         "CLOSING DATE TRANSACTIONS" means those Contemplated Transactions that are to close on the Closing Date.

         "CLOSING DATE TRANSACTION DOCUMENTS" means this Agreement and those Transaction Documents that are to be dated as of the Closing Date.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "CONFIDENTIALITY AGREEMENTS" means (i) the Confidentiality Agreement dated as of June 13, 1997 between LIN-TV and Hicks, Muse, Tate & Furst Incorporated, (ii) the Confidentiality Agreement dated as of October 21, 1997 between NBC and LIN-TV, and (iii) the Confidentiality Agreement dated as of October 24, 1997 between NBC and Ranger, in each case as the same may be amended from time to time.

         "CONTEMPLATED TRANSACTIONS" means the transactions contemplated by the Transaction Documents.

         "EFFECTIVE TIME" shall have the meaning set forth in the Merger Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED NAME" means (i) in respect of the KXAS Business, any name or logo that includes "LIN Television Corporation" or any derivatives thereof or
(ii) in respect of the KNSD Business, any name or logo that includes "National Broadcasting Company, Inc." or "NBC" or any derivatives thereof.

         "FCC" means the Federal Communications Commission.

         "FCC APPLICATIONS" means each of (i) the FCC Form 315 that is on file with respect to the Merger and the resulting transfer of control of LIN-TV to Ranger, (ii) the FCC Form 316 that is on file with respect to the assignment of the KXAS-TV license from North Texas Broadcasting Corp. to the LLC in which

North Texas Broadcasting Corp. would have a controlling interest, (iii) the FCC Form 314 that is on file with respect to the assignment of the KXAS-TV license from the LLC to the LP and (iv) the FCC Form 316 that is on file with respect to the assignment of the KNSD(TV) license from Outlet to the LP.

         "FCC AUTHORIZATIONS" means any licenses, permits and other authorizations issued by the FCC with respect to the KXAS Business or the KNSD Business, as the case may be.

         "FUNDING DATE" means, if Ranger has delivered the Venture Notice (as defined in the Merger Agreement), the Business Day immediately preceding the Closing Date.

         "FUNDING DATE TRANSACTIONS" means those Contemplated Transactions that are to close on the Funding Date.

         "FUNDING DATE TRANSACTION DOCUMENTS" means this Agreement and those Transaction Documents that are to be dated as of the Funding Date.

         "GOVERNMENTAL ENTITY" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, without limitation, any central bank or taxing authority) or instrumentality (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GUARANTOR" means Ranger Equity Holdings B Corp., a Delaware corporation, with its successors.

         "GUARANTOR PLEDGE AGREEMENT" means the Guarantor Pledge Agreement dated as of the Closing Date, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "GUARANTY" means the Replacement Guaranty dated as of the Closing Date by and between the Guarantor and the Lender, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "HM AFFILIATION AGREEMENT AMENDMENTS" means the amendments dated as of the Closing Date to the network affiliation agreements by and between NBC and either LIN-TV or Sunrise Television Corp., as the case may be, in respect of each HM NBC-Affiliated Station, substantially in the form of Exhibit B hereto.

         "HM NBC-AFFILIATED STATIONS" means (i) KSBW(TV), serving Salinas, CA, WEYI-TV, serving Saginaw, Michigan, WJAC-TV, serving Johnstown, Pennsylvania, KACB-TV, serving San Angelo, Texas, KRCB-TV, serving Abilene, Texas, KXAN-TV, serving Austin, Texas, WAVY-TV, serving Norfolk, Virginia and WOOD-TV, serving Grand Rapids, Michigan, in each case if such television station is owned by Ranger or any of its Affiliates as of the Effective Time, and (ii) any other NBC-affiliated television station owned by Ranger or any of its Affiliates as of the Effective Time.

         "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

         "KNSD ASSETS" means the Contributed Assets in respect of the KNSD Business.

         "KNSD BUSINESS" means all of the business and operations currently and hereafter conducted by the television station KNSD(TV), serving San Diego, California, including the assets and operations thereof and certain liabilities thereof, to be contributed or assumed pursuant to this Agreement.

         "KNSD LIEN" means the first priority security interest to be granted to the Lender on the Funding Date, pursuant to the Venture Security Agreement, in the LLC's undivided 99% interest in the KNSD Assets to be contributed to the LLC by Outlet on the Funding Date and thereafter by the LLC to the LP on the Funding Date.

         "KXAS ASSETS" means the Contributed Assets in respect of the KXAS Business.

         "KXAS BUSINESS" means all of the business and operations currently and hereafter conducted by the television station KXAS-TV, serving Dallas, Texas, including the assets and operations thereof and certain liabilities thereof, to be contributed or assumed pursuant to this Agreement.

         "KXAS LIEN" means the first priority security interest to be granted to the Lender on the Funding Date, pursuant to the Venture Security Agreement, in the KXAS Assets to be contributed to the LLC by LIN-Texas on the Funding Date and thereafter by the LLC to the LP on the Closing Date.

         "KXAS TOWER" means the real, personal and mixed property set forth in Exhibits A-1, A-2 and A-3 to the Tower Agreement pursuant to which the LP is the Grantor and LIN-Texas is the Grantee thereunder, together with all fixtures and improvements thereon, but excluding the Grantee's easement and any equipment or other property located on such tower and such real property by virtue of such easement.

         "KXTX TOWER" means the real, personal and mixed property set forth in Exhibits A-1, A-2 and A-3 to the Tower Agreement pursuant to which LIN-Texas is the Grantor and the LP is the Grantee thereunder, together with all fixtures and improvements thereon, but excluding the Grantee's easement and any equipment or other property located on such tower and such real property by virtue of such easement.

         "LENDER" means General Electric Capital Corporation or any of its Affiliates.

         "LETTER AGREEMENT" means the Letter Agreement Regarding Proposed Television Station Joint Venture and Asset Sale from NBC to Ranger dated as of October 21, 1997.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement dated as of the Funding Date by and between LIN-Texas and Outlet, substantially in the form of Exhibit C hereto.

         "LMA STATION" means any broadcast television station, other than KXTX-TV, for which the KXAS Business or the KNSD Business provides programming and advertising services pursuant to an LMA Agreement.

         "LP AGREEMENT" means the Amended and Restated Limited Partnership Agreement dated as of the Funding Date by and between the LLC, as limited partner, Outlet, as general partner, Ranger and NBC, substantially in the form of Exhibit D hereto.

         "LP SECURITY AGREEMENT" means the LP Security Agreement dated as of the Funding Date, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "MANAGEMENT SERVICES AGREEMENT" means the TV Master Services Agreement dated as of the Closing Date by and between NBC, the LLC and the LP, substantially in the form of Exhibit E hereto.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the KNSD Business or the KXAS Business (in each case, other than the Excluded Assets).

         "MERGER" shall have the meaning ascribed to it in the Merger Agreement.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger among Ranger, Ranger Acquisition Company and LIN-TV dated as of August 12, 1997 and amended as of October 21, 1997, as the same may be further amended from time to time.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "NOVATION AGREEMENT" means the Novation Agreement dated as of the Funding Date by and between the Lender, LIN-Texas and the LLC, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "ORIGINAL GUARANTY" means the Original Guaranty dated as of the Funding Date by and between the Lender and LIN-TV substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "PERMITTED LIENS" means (i) any Liens for Taxes, assessments and similar charges that are not yet due or are being contested in good faith, (ii) any mechanic's, materialman's, carrier's, repairer's and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith, (iii) any other Liens which would not, individually or in the aggregate, materially affect the applicable Business and (iv) any Liens granted pursuant to the Venture Security Agreement (including, without limitation, the KXAS Lien and the KNSD Lien), the Venture Pledge Agreement, the Guarantor Pledge Agreement and the LP Security Agreement.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the Funding Date or the Closing Date, as the case may be.

         "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending on or before the Funding Date or the Closing Date, as the case may be.

         "REQUIRED CONSENT" means each consent or action required as a result of the execution, delivery and performance of the Transaction Documents under any agreement, contract, license, permit or other instrument binding upon any Business Transferor or any of their Affiliates, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Funding Date.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time owned by such Person.

         "TAX" means taxes of any kind including but not limited to federal, state, local or foreign net income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, FICA or FUTA), real or personal property tax or ad valorem tax, sales or use tax, excise tax, license tax, stamp tax or duty, any withholding or backup withholding tax, value added tax, severance tax, prohibited transaction tax, premiums tax, occupation tax, or any similar fee, assessment or charge, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.

         "TAX RETURN" means any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         "TOWER AGREEMENTS" means (i) the Tower Facility Easement Agreement in respect of the KXAS Tower and (ii) the Tower Facility Easement Agreement in respect of the KXTX Tower, in each case dated as of the Closing Date by and between the LP and LIN-Texas substantially in the form of Exhibit F hereto.

         "TRANSACTION DOCUMENTS" means this Agreement, the Assignment and Assumption Agreements, the Guaranty, the Guarantor Pledge Agreement, the HM Affiliation Agreement Amendments, the LLC Agreement, the LP Agreement, the LP Security Agreement, the Management Services Agreement, the Merger Agreement, the Novation Agreement, the Original Guaranty, the Tower Agreements, the Transition Services Agreement, the Venture Affiliation Agreements, the Venture Credit Agreement, the Venture Security Agreement, the

Venture Pledge Agreement, the Venture Note, the Venture Letter Agreement, the WVTM Option Agreement, and any exhibits, schedules or attachments to each of the foregoing.

         "TRANSITION SERVICES AGREEMENT" means the Transition Services and Access Agreement dated as of the Closing Date by and between the LP and LIN-Texas, substantially in the form of Exhibit F hereto.

         "VENTURE AFFILIATION AGREEMENTS" means the network affiliation agreements and related side letters by and between (i) the LP and NBC with respect to KXAS-TV and KNSD(TV) and (ii) Birmingham Broadcasting (WVTM TV), Inc. and NBC with respect to WVTM-TV, in each case dated as of the Funding Date, substantially in the form of Exhibits H, I and J hereto.

         "VENTURE CREDIT AGREEMENT" means the Credit Agreement dated as of the Funding Date by and between LIN-Texas and the Lender, substantially in the form of Exhibit K hereto.

         "VENTURE LETTER AGREEMENT" means the Letter Agreement dated as of the Closing Date by and between NBC and Ranger with respect to the $2 million annual payment for promotional expenses for KXAN-TV, serving Austin, Texas, WAVY-TV, serving Norfolk, Virginia, WOOD-TV, serving Grand Rapids, Michigan and, if and at any time after the parties consummate the transactions contemplated by the WVTM Option Agreement, WVTM TV, serving Birmingham, Alabama, substantially in the form of Exhibit L hereto.

         "VENTURE LOAN" means the loan of $815.5 million in cash from the Lender to LIN-Texas on the Funding Date pursuant to the Venture Note.

         "VENTURE NOTE" means the Note evidencing the Venture Loan substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "VENTURE PLEDGE AGREEMENT" means the Venture Pledge Agreement dated as of the Closing Date, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "VENTURE SECURITY AGREEMENT" means the Venture Security Agreement dated as of the Funding Date, substantially in the form of that set forth in the exhibits to the Venture Credit Agreement.

         "WVTM BUSINESS" means all of the business and operations currently and hereafter conducted by the television station WVTM TV, serving Birmingham,

Alabama, including the assets and operations thereof and certain liabilities thereof, to be sold or assumed pursuant to the WVTM Option Agreement.

         "WVTM OPTION AGREEMENT" means the Asset Purchase Option Agreement dated as of the Closing Date by and between Birmingham Broadcasting (WVTM TV), Inc., Ranger and NBC, substantially in the form of Exhibit M hereto.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                           SECTION
----                                                           -------
Actions                                                       4.16(a)
Assumed Liabilities                                              3.03
CERCLA                                                        4.16(b)
Closing Date Closing                                          3.06(b)
Contracts                                                     3.01(d)
Contributed Assets                                               3.01
Damages                                                      13.02(a)
Employment-Related Liabilities                                  11.06
Environmental Laws                                            4.16(b)
Environmental Liabilities                                     4.16(b)
Excluded Assets                                                  3.02
Excluded Liabilities                                             3.04
Financial Statements                                             5.17
Funding Date Closing                                          3.06(a)
Hazardous Materials                                           4.16(b)
Indemnified Party                                               13.03
Indemnifying Party                                              13.03
Insured Benefits                                                11.06
Interim Statements                                               5.17
KNSD Balance Sheet                                               5.10
KNSD Employment Arrangements                                     5.18
KNSD Intellectual Property Rights                             5.14(a)
KNSD Licenses                                                 5.15(a)
KNSD Plans                                                       5.18
KNSD Required Consents                                           5.08
KXAS DB Plan                                                    11.08
KXAS DC Plan                                                    11.07
KXAS Transferred Employee                                       11.01
LIN Employer                                                    11.01

TERM                                                           SECTION
----                                                           -------
LIN Indemnified Person                                       14.03(c)
LIN Indemnitors                                                 13.02
LIN-Texas                                                    Preamble
LIN-TV                                                       Preamble
LLC                                                          Preamble
LMA Agreement                                                 5.11(b)
LP                                                           Preamble
Material Contracts                                            5.11(b)
Multiemployer Plan                                              11.09
NBC                                                          Preamble
NBC DC Plan                                                     11.07
Necessary Lease                                               5.11(b)
Network Agreement                                             5.11(b)
Original Agreement                                           Preamble
Outlet                                                       Preamble
Petty Cash                                                       3.01
Potential Contributor                                           14.03
Ranger                                                       Preamble
RCRA                                                          4.16(b)
Rescission Damages                                           14.03(c)
Retained Employees                                              11.01
Sports Agreement                                              5.11(b)
Third Party Claim                                            14.03(c)
Transferee DB Plan                                           11.08(a)
Transferor DB Plan                                           11.08(a)
Transfer Date                                                   11.01
WARN Act                                                         9.06
Year-End Statements                                              5.17

                                    ARTICLE 2

                            CONTEMPLATED TRANSACTIONS

         SECTION 2.01. Contemplated Transactions. (a) Funding Date Transactions. Upon the terms and subject to the conditions set forth in the Funding Date Transaction Documents, the parties agree that the following transactions will occur in the following sequence on the Funding Date:

               (i) North Texas Broadcasting Corp. will, and will cause its Subsidiary to, pursuant to an Assignment and Assumption Agreement, contribute, convey, transfer, assign and deliver to LIN-Texas, free and clear of all Liens, other than Permitted Liens, all of its right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible (including, without limitation, all of the FCC Authorizations with respect to the KXAS Business), owned, held or used primarily in the conduct of the KXAS Business by North Texas Broadcasting Corp. in a manner that is consistent with the terms and conditions of Section 3.01;

               (ii) the Lender will make the Venture Loan to LIN-Texas, pursuant to the Venture Credit Agreement;

               (iii) LIN-Texas will grant the KXAS Lien to the Lender as collateral for the Venture Loan, pursuant to the Venture Security Agreement;

               (iv) Outlet will contribute an undivided 99% interest in the KNSD Business to the LLC, pursuant to Article 3 hereof, in exchange for an initial 49.9% voting interest (to be increased to a 50% voting interest upon the consummation of the final Closing Date Transaction) and a 79.62% equity interest in the LLC;

               (v) LIN-Texas will contribute the KXAS Business (subject to the KXAS Lien) to the LLC, pursuant to Article 3 hereof, in exchange for an initial 50.1% voting interest (to be decreased to a 50% voting interest upon the consummation of the final Closing Date Transaction) and a 20.38% equity interest in the LLC;

               (vi) the LLC will grant the KNSD Lien to the Lender as collateral for the Venture Loan, pursuant to the Venture Security Agreement;

               (vii) (A) the LLC will contribute, pursuant to Article 3 hereof, the undivided 99% interest in the KNSD Business (subject to the KNSD
          Lien), to the LP, (B) Outlet will contribute, pursuant to Article 3 hereof, its remaining undivided 1% interest in the KNSD Business to the LP, and (C) the LP will enter into the LP Security Agreement, pursuant to which the LP will agree (1) to continue the KXAS Lien and the KNSD Lien and (2) to grant a security interest to the Lender in the undivided 1% interest in the

          KNSD Business contributed to the LP by Outlet pursuant to the immediately preceding clause (B);

               (viii) (A) the Lender will release LIN-Texas from any and all obligations under the Venture Credit Agreement, (B) the Lender and LIN- Texas will enter into the Novation Agreement with the LLC and (C) the Lender will enter into the Original Guaranty with LIN-TV;

               (ix) NBC will enter into (A) the Venture Affiliation Agreements with respect to KXAS-TV, serving Dallas, Texas, KNSD(TV), serving San Diego, California, and WVTM-TV, serving Birmingham, Alabama, (B) the HM Affiliation Agreement Amendments with respect to the HM NBC-Affiliated Stations and (C) the Venture Letter Agreement, in each case with the respective other parties thereto; and

               (x) LIN-Texas will transfer the cash proceeds of the Venture Loan to LIN-TV and/or its Affiliates immediately preceding the Effective Time.

          (b) Closing Date Transactions. Upon the terms and subject to the conditions set forth in the Closing Date Transaction Documents, the parties agree that the following transactions will occur in the following sequence immediately following the Effective Time:

               (i) the LLC will contribute, pursuant to Article 3 hereof, the KXAS Business (subject to the KXAS Lien);

               (ii) the LLC will pledge to the Lender its 99.75% limited partnership interest in the LP as additional collateral for the Venture Loan, pursuant to the Venture Pledge Agreement;

               (iii) the Guarantor will (A) enter into the Guaranty and (B) cause to be pledged to the Lender the 50% voting interest and 20.38% equity interest in the LLC held by LIN-Texas as collateral for the Guaranty, pursuant to the Guarantor Pledge Agreement;

               (iv)   LIN-TV will be released from the Original Guaranty;

               (v) NBC, the LLC and the LP will enter into the Management Services Agreement;

               (vi) Birmingham Broadcasting (WVTM TV), Inc., Ranger and NBC will enter into the WVTM Option Agreement, granting Ranger the option, exercisable during the period from the date of the WVTM Option Agreement until December 31, 1999, to purchase the WVTM Business; and

               (vii) the LP and the other parties thereto will enter into (A) the Transition Services Agreement and (B) the Tower Agreements.

                                    ARTICLE 3

                       TRANSFERS OF ASSETS AND LIABILITIES

         SECTION 3.01. Asset Contribution. Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, each Business Transferor agrees to contribute, convey, transfer, assign and deliver, or cause to be contributed, conveyed, transferred, assigned and delivered, to the relevant Business Transferee on the date specified in Section 2.01, free and clear of all Liens, other than Permitted Liens, all (or in the case of any Business Transfer involving less than 100% of the relevant Business, such specified ownership percentage) of such Business Transferor's right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned, held or used primarily in the conduct of the KXAS Business or the KNSD Business, as the case may be, by such Business Transferor as the same shall exist on the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date) including all assets of the KXAS Business or the KNSD Business, as the case may be, hereafter acquired by such Business Transferor (the "CONTRIBUTED ASSETS"), and including, without limitation, all (or such specified ownership percentage) of the right, title and interest of such Business Transferor in, to and under all (or such specified ownership percentage) of the following relating primarily to the KXAS Business or the KNSD Business, as the case may be, subject to Section 3.02;

          (a) real property and leases of, and other interests in, real property used or held for use in the conduct of the KXAS Business (including, without limitation, the KXAS Tower) or the KNSD Business, as the case may be, in each case together with all buildings, fixtures, and improvements erected thereon;

          (b) personal property and interests therein, including machinery, equipment, furniture, office equipment, communications equipment (including, without limitation, the KXAS Tower and the Master Control System (as defined in the Transition Services Agreement)), vehicles, spare and replacement parts, and other tangible property;

          (c) work-in-process, supplies, programs, programming materials and other inventories;

          (d) rights under all contracts, agreements, leases, licenses, commitments, sales and purchase orders and other instruments in respect of the KXAS Business or the KNSD Business, as the case may be, including, without limitation, all retransmission consent agreements, rep firm contracts (including, without limitation, the Blair representation agreement), advertiser contracts, broadcast time sales agreements, programming contracts (including cash and barter arrangements) and trade out agreements in respect thereof, whether signed or unsigned (collectively, the "CONTRACTS");

          (e) accounts, notes and other receivables;

          (f) deposits, reserves and prepaid expenses, including but not limited to ad valorem taxes, leases and rentals;

          (g) all of the petty cash located at the operating facilities of the KXAS Business or the KNSD Business, as the case may be ("PETTY CASH");

          (h) the relevant Business Transferor's rights, claims, credits, causes of action or rights of set-off against third parties relating to the KXAS Business or the KNSD Business, as the case may be, including, without limitation, unliquidated rights under producers' and vendors' warranties;

          (i) patents, copyrights, trademarks, trade names, mask works, servicemarks, service names, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data, computer software programs and other intangible property (excluding any rights in or to the Excluded Names) and any applications for the same, in each case owned or licensed by the relevant Business Transferor or any Affiliate of such Business Transferor and used or held or held for use primarily in the KXAS Business or the KNSD Business, as the case may be;

          (j) transferable licenses, permits or other governmental authorization affecting, or relating in any way to, the KXAS Business or the KNSD Business, as the case may be, including without limitation, the FCC Authorizations applicable to such Business, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto;

          (k) books, records, files and papers, whether in hard copy or computer format, used in the KXAS Business or the KNSD Business, as the case may be, including, without limitation, engineering information, sales and promotional literature, manuals and data, sales and purchase correspondence, lists of present and former suppliers, lists of present and former customers, personnel and employment records, and any information relating to any Tax imposed on the KXAS Assets or the KNSD Assets, as the case may be; and

          (l) the assets set forth on Schedule 3.01, whether or not primarily relating to the KXAS Business.

         SECTION 3.02. Excluded Assets. Each Business Transferee expressly understands and agrees that the following assets and properties of the relevant Business Transferor (the "EXCLUDED ASSETS") shall be excluded from the KXAS Assets or the KNSD Assets, as the case may be:

          (a) all of such Business Transferor's cash and cash equivalents on hand and in banks, except for the Petty Cash;

          (b)   the KXTX Tower;

          (c)   the assets set forth on Schedule 3.02;

          (d)   the Excluded Names; and

          (e) any KXAS Assets or KNSD Assets, as the case may be, sold or otherwise disposed of in the ordinary course of business and not in violation of any provisions of this Agreement or the Merger Agreement during the period from the date hereof until the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date).

         SECTION 3.03. Assumed Liabilities. Except as provided in Section 3.04 and Article 11, upon the terms and subject to the conditions of this Agreement, each Business Transferee agrees, effective at the date specified in Section 2.01, to assume, pay, perform and discharge all (or in the case of any Business Transfer involving less than 100% of the relevant Business, such specified percentage) of the liabilities and obligations of whatever nature (whether absolute, accrued, fixed, contingent or otherwise and whether known or unknown) arising primarily out of or primarily in connection with (i) the KXAS Assets or KNSD Assets, as the case may be, (ii) the operation of the KXAS Business or the KNSD Business, as the case may be, by the relevant Business Transferor and its Affiliates at any time prior to the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date), (iii) the ownership, use or sale of the KXAS Assets or KNSD Assets, as the case may be, (iv) the production and sale of any product or service of the KXAS Business or the KNSD Business, as the case may be (collectively, but excluding the Excluded Liabilities, the "ASSUMED LIABILITIES"). The Assumed Liabilities shall include, without limiting the generality of the foregoing, and whether or not incurred in the ordinary course of business (but subject to Section 3.04 and Article 11 hereof), the following to the extent primarily related to the KXAS Business or the KNSD Business, as the case may be:

          (a) all (or such specified percentage of the) liabilities and obligations of the relevant Business Transferor arising under the relevant Contracts, including, without limitation, all liabilities or obligations attributable to any failure by such Business Transferor to comply with the terms thereof;

           (b) as to products or services of the KXAS Business or the KNSD Business, as the case may be, which were produced, sold or held as inventory (whether as work-in-process, supplies, programs, programming materials or other inventories) by the relevant Business Transferor prior to the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date) all (or such specified percentage) of the liabilities and obligations with respect to any liability to third parties resulting from, caused by or arising out of, directly or indirectly, use, broadcast or transmission of any such products or services (or any part or element thereof);

          (c) all (or such specified percentage of the) accounts, notes or other payables in respect of the KXAS Business or the KNSD Business, as the case may be, as of the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date);

          (d) all (or such specified percentage of any) agent's commissions relating to all accounts, notes and other receivables in respect of the KXAS Business or the KNSD Business, as the case may be, whether or not such receivables are collected;

          (e) all (or such specified percentage of the) obligations and liabilities of each Business Transferor with respect to any pending or threatened actions, proceedings or governmental investigations against or involving the KXAS Business or the KNSD Business, as the case may be;

          (f) to the extent set forth in Article 10 of this Agreement, any obligation or liability for any Tax arising from or with respect to the KXAS Assets or the

KNSD Assets or the operations of the KXAS Business or the KNSD Business for the relevant Pre-Closing Tax Periods;

          (g) all (or such specified percentage) of Environmental Liabilities arising in connection with or primarily relating to the KXAS Business or the KNSD Business, as the case may be (as currently or previously conducted), the KXAS Assets or the KNSD Assets, as the case may be, or any activities or operations occurring or conducted at the real property owned, leased, operated or subleased by the KXAS Business or the KNSD Business, as the case may be (including, without limitation, off-site disposal); and

          (h) all (or such specified percentage of the) other obligations and liabilities with respect to the conduct of the KXAS Business or the KNSD Business, as the case may be, or the ownership of the KXAS Assets or the KNSD Assets, as the case may be, by the relevant Business Transferor or any of its Affiliates or predecessors at any time prior to the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date).

         SECTION 3.04. Excluded Liabilities. Notwithstanding any other provision of this Agreement or doctrine of law, each Business Transferor shall retain, and no Business Transferee shall assume, or be liable with respect to, any and all liabilities and obligations of any Business Transferor described below (the "EXCLUDED LIABILITIES"):

          (a) except as contemplated in Sections 10.03(c), 14.03(c), 15.03 and 15.11, any liability or obligation of any Business Transferor, or any of its Affiliates, or any of their respective directors, officers, members, managers, stockholders or agents, arising out of, or relating to, the Transaction Documents or the Contemplated Transactions including, without limitation, any Tax incurred as a result thereof and all fees and expenses of their respective attorneys, accountants or financial advisors;

          (b) any liability or obligation of whatever nature, whether accrued, contingent, absolute, determined, determinable or otherwise (i) relating to or based on events or conditions occurring or existing in connection with, or arising out of, the Excluded Assets (including without limitation any case, litigation, proceeding or investigation arising out of or related to the collapse of the transmission tower in October 1996 owned by KXTX-TV and used by the KXAS Business) or (ii) of any Business Transferor or any of its Affiliates or its or their predecessors at any time in the past or any prior owner of all or part of its business or assets, whether now existing, hereafter arising or arising after the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date) that relates to, is based on, exists in connection with, or arises out of assets, properties, operations or businesses of such Business Transferor, other than the KXAS Assets and the KXAS Business or the KNSD Assets and the KNSD Business, as the case may be;

          (c) to the extent set forth in Article 10 of this Agreement, any obligation or liability for any Tax arising from or with respect to the KXAS Assets or the KNSD Assets or the operations of the KXAS Business or the KNSD Business for the periods prior to the transfer;

          (d) Employment-Related Liabilities in respect of the KXAS Business and the KNSD Business; and

          (e) any Debt (as defined in the LP Agreement) in respect of the KXAS Business or the KNSD Business, as the case may be, including without limitation any Debt owed by such Business Transferor to one or more of its Affiliates.

          SECTION 3.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if such assignment, without the consent of a third party thereto, would constitute a breach or other contravention of such Contributed Asset or in any way adversely affect the rights of the relevant Business Transferor or Business Transferee thereunder. Each Business Transferor and Business Transferee will use their reasonable best efforts (but without any payment of money, transfer of assets or provision of other services by such parties) to obtain the consent of the other parties to any such Contributed Asset or any claim or right or any benefit arising thereunder for the assignment thereof to the relevant Business Transferee as such Business Transferee may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the relevant Business Transferor thereunder so that the relevant Business Transferee would not in fact receive all such rights, such parties will cooperate in a mutually agreeable arrangement under which the relevant Business Transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to such Business Transferee, or under which the relevant Business Transferor would enforce for the benefit of such Business Transferee, with such Business Transferee assuming such Business Transferor's obligations, any and all rights of such Business Transferor against a third party thereto. Each Business Transferor will promptly pay to the relevant Business Transferee when received all monies received by such Business Transferor under any Contributed Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset. In such event, such parties shall, to the extent the benefits therefrom and obligations thereunder have not been provided by alternate arrangements satisfactory to them, negotiate in good faith an adjustment in the consideration granted by the relevant Business Transferee for the relevant Contributed Assets.

         SECTION 3.06. Closing. (a) The closing (the "FUNDING DATE CLOSING") of the Funding Date Transactions shall take place after 11:00 PM (EST) on the Funding Date at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, as soon as possible, but in no event later than the Business Day prior to the Effective Time after satisfaction of the conditions set forth in
Section 12.01. At the Funding Date Closing, each Business Transferor that is party to a Business Transfer to occur on the Funding Date shall enter into an Assignment and Assumption Agreement with the relevant Business Transferee and each Business Transferor shall deliver to the relevant Business Transferee such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in all (or in the case of any Business Transfer involving less than 100% of the relevant Business, such specified percentage of the) right, title and interest in, to and under the relevant Contributed Assets.

          (b) The closing (the "CLOSING DATE CLOSING") of the Closing Date Transactions shall take place as soon as practicable after 12:01 AM (EST) on the Closing Date at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, but in any event on the Closing Date after satisfaction of the conditions set forth in Section 12.02. At the Closing Date Closing, each Business Transferor that is party to a Business Transfer to occur on the Closing Date shall enter into an Assignment and Assumption Agreement with the relevant Business Transferee and each Business Transferor shall deliver to the relevant Business Transferee such warranty deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary or appropriate to vest in all (or in the case of any Business Transfer involving less than 100% of the relevant Business, such specified percentage of the) right, title and interest in, to and under the relevant Contributed Assets.

                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF RANGER

         Ranger represents and warrants to each of the other parties hereto as of the date hereof that:

         SECTION 4.01. Corporate Existence and Power. Ranger is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Ranger has delivered to each of the other parties hereto true and complete copies of its certificate of incorporation and bylaws as currently in effect.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Ranger of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions (to the extent it is a participant therein) are within Ranger's corporate powers and have been duly authorized by all necessary corporate action on the part of Ranger. This Agreement constitutes, and the other Transaction Documents to which Ranger is a party, when executed by Ranger, will constitute (assuming the due authorization and execution of the other parties thereto) valid and binding agreements of Ranger.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Ranger of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions (to the extent it is a participant therein) require no material action by or in respect of, or filing with, any Governmental Entity other than compliance with the Communications Act.

         SECTION 4.04. Noncontravention. The execution, delivery and performance by Ranger of the Transaction Documents to which it is a party and the consummation of the Contemplated Transactions (to the extent it is a participant therein) do not and will not (i) violate the certificate of incorporation or bylaws of Ranger or (ii) assuming compliance with the matters referred to in
Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

         SECTION 4.05. Litigation. Except as set forth in Schedule 4.05, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of Ranger, threatened against or affecting Ranger or any of its Affiliates, before any arbitrator or any Governmental Entity which, (i) as of the date of this Agreement, questions the validity of any Transaction Document or any action to be taken by Ranger or any of its Affiliates in connection with the consummation of the Contemplated Transactions or (ii) as of the date of this Agreement, would prevent or result in a material delay of the consummation of the Contemplated Transactions. As of the date hereof, neither Ranger nor any of its

Affiliates nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or result in a material delay of the consummation of the Contemplated Transactions.

         SECTION 4.06. Sufficiency of and Title to the KXAS Assets. (a) The KXAS Assets, together with the easements to be provided to the KXAS Business under the Tower Agreement relating to the KXTX Tower and the services to be provided to the KXAS Business under the Transition Services Agreement and the Management Services Agreement, constitute all of the property and assets used or held for use primarily in the KXAS Business and are adequate to conduct the KXAS Business as currently conducted.

          (b) Upon consummation of the Closing Date Transactions, the LP will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the KXAS Assets, free and clear of all Liens, except for Permitted Liens.

         SECTION 4.07. Finders' Fees. Except for Greenhill & Co., LLC and Chase Securities Inc., whose fees will be paid by Ranger or one of its Affiliates, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Ranger or one of its Affiliates who might be entitled to any fee or commission in connection with the Contemplated Transactions.

         SECTION 4.08. Amendments to, and Notices under, the Merger Agreements.
(a) Ranger has not agreed to (i) amend any of Sections 3.1, 4.1, 4.2, 4.6, 5.3, 5.4, 5.5, 6.1, 6.2, 7.1, 7.5 or 7.6 of the Merger Agreement on or prior to the date hereof or (ii) waive any inaccuracies in the representations and warranties (or permit LIN-TV to revise any of the Disclosure Schedules with respect thereto), or compliance with any of the agreements or conditions contained in the Merger Agreement, on or prior to the date hereof.

          (b) Prior to the date hereof, Ranger has (i) notified an executive officer of NBC in writing of any notices received or given by Ranger under the Merger Agreement pursuant to Section 8.2 of the Merger Agreement, whether due to any party's obligations under Section 4.4 thereof or otherwise, and (ii) provided NBC with true and complete copies of the Disclosure Schedules to the Merger Agreement, as they existed on the date thereof and which have not been amended or revised since such date.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF NBC

         NBC represents and warrants to each of the other parties hereto as of the date hereof that:

         SECTION 5.01. Corporate Existence and Power. NBC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Outlet is a corporation duly incorporated, validly existing and in good standing under the laws of Rhode Island and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by NBC and its Affiliates of the Transaction Documents to which they are parties and the consummation of the Contemplated Transactions (to the extent they are participants therein) are within the corporate powers of NBC and such Affiliates and have been duly authorized by all necessary corporate action on the part of NBC and such Affiliates. This Agreement has been duly executed and delivered by NBC and constitutes, and the other Transaction Documents to which NBC and its Affiliates are parties, when executed by NBC and/or such Affiliates, will constitute (assuming the due authorization and execution of the other parties thereto) a valid and binding agreement of NBC and such Affiliates enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by NBC and its Affiliates of the Transaction Documents to which they are parties and the consummation of the Contemplated Transactions (to the extent they are participants therein) require no material action by or in respect of, or material filing with, any Governmental Entity other than (i) compliance with any applicable requirements of the 1934 Act and (ii) compliance with the Communications Act.

         SECTION 5.04. Noncontravention. The execution, delivery and performance by NBC and its Affiliates of the Transaction Documents to which they are parties and the consummation of the Contemplated Transactions (to the extent they are participants therein) do not and will not (i) violate the certificate of incorporation or bylaws of NBC or such Affiliates, (ii) assuming compliance with the matters referred to in Section 5.03, violate any applicable material law, rule, regulation, judgment, injunction, order or decree or (iii) violate or constitute a default under any Material Contract.

         SECTION 5.05. Litigation. Except as set forth in Schedule 4.05 and/or 6.05, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of NBC threatened against or affecting NBC or any of its Affiliates before any arbitrator or any Governmental Entity which (i) individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) as of the date of this Agreement, questions the validity of any Transaction Document or any action to be taken by NBC or any of its Affiliates in connection with the consummation of the Contemplated Transactions or (iii) as of the date of this Agreement, would prevent or result in a material delay of the consummation of the Contemplated Transactions. As of the date hereof, neither NBC nor any of its Affiliates nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or result in a material delay of the consummation of the Contemplated Transaction.

         SECTION 5.06. Sufficiency of and Title to the KNSD Assets. (a) The KNSD Assets, together with the services to be provided to the KNSD Business under the Management Services Agreement, constitute all of the property and assets used or held for use primarily in the KNSD Business and are adequate to conduct the KNSD Business as currently conducted.

          (b) Upon consummation of the Closing Date Transactions, the LP will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the KNSD Assets, free and clear of all Liens, except for Permitted Liens.

         SECTION 5.07. Finders' Fees. Except for Lehman Brothers Holdings Inc. and Evercore Partners Inc., whose fees will be paid by NBC or one of its Affiliates, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of NBC who might be entitled to any fee or commission from any other party hereto or any of their respective Affiliates upon consummation of the Contemplated Transactions.

         SECTION 5.08. Required and Other Consents. Schedule 5.08 sets forth each agreement, contract or other instrument binding upon NBC or any of its Affiliates or any KNSD License requiring a consent or other action by any Person as a result of the execution, delivery and performance of the Transaction Documents, except such consents or actions as would not, individually or in the aggregate, have a Material Adverse Effect if not received or taken by the Funding Date (the "KNSD REQUIRED CONSENTS").

         SECTION 5.09. Absence of Certain Changes. Since September 30, 1997 and except as contemplated by the Transaction Documents, the KNSD Business has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (b) any termination or cancellation of, or any modification to, any agreement, arrangement or understanding which has had or would reasonably be expected to have a Material Adverse Effect;

          (c) any material change by NBC in its accounting methods, principles or practices in respect of the KNSD Business;

          (d) any revaluation by NBC of any of the material assets of the KNSD Business, except as required by generally accepted accounting principles;

          (e) any entry by NBC or any of its Subsidiaries into any commitment or transaction material to the KNSD Business;

          (f) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any officers or key employees of the KNSD Business other than in the ordinary course of business consistent with past practice or as was required under employment, severance or termination agreements in effect as of September 30, 1997;

          (g) any bonus paid to the employees of the KNSD Business other than in the ordinary course of business and consistent with past practice;

          (h) any sale or transfer of any material amount of the assets of the KNSD Business other than in the ordinary course of business and consistent with past practice; or

          (i) any loan, advance or capital contribution to or investment in any Person in an aggregate amount in excess of $100,000 by the KNSD Business.

         SECTION 5.10. No Undisclosed Material Liabilities. There are no liabilities of the KNSD Business of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, in each case that would be required to be reflected or reserved against in the unaudited balance sheet (including the notes thereto) of the KNSD Business dated September 30, 1997 (the "KNSD BALANCE SHEET") prepared in accordance with generally accepted accounting principles as applied in such balance sheet, other than:

               (a) liabilities provided for in the KNSD Balance Sheet; and

               (b) liabilities which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.11. Material Contracts. (a) Except pursuant to any of the Transaction Documents, from and after September 30, 1997, none of NBC, its Affiliates or the KNSD Business has entered into any contract, agreement or other document or instrument that is, individually or in the aggregate material to the KNSD Business or any material amendment, modification or waiver under any contract, agreement or other document or instrument that existed prior to such date and is individually or in the aggregate material to the KNSD Business.

          (b) Except as contemplated by any of the Transaction Documents, none of NBC, its Affiliates or the KNSD Business is a party to, nor has any of them entered into or as of the date hereof made, any material amendment or modification to or granted any material waiver under the following (collectively, "MATERIAL CONTRACTS"): (i) any network affiliation agreement for the KNSD Business (a "NETWORK AGREEMENT"), (ii) any material sports broadcasting agreement for the KNSD Business (a "SPORTS AGREEMENT"), (iii) any main transmitter site or main studio lease for the KNSD Business (a "NECESSARY LEASE"), (iv) any agreement pursuant to which the KNSD Business agrees to provide programming to an LMA Station, or pursuant to which the KNSD Business has either a contingent obligation or the right to purchase the assets of an LMA Station or any shares of capital stock of any corporation holding any assets relating to an LMA Station (an "LMA AGREEMENT") or (v) any partnership or joint venture agreement obligating the KNSD Business to contribute cash in excess of $200,000 per year.

          (c) Each of the Material Contracts is valid and enforceable against NBC, its Affiliates or the KNSD Business, as the case may be, in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and there is no default thereunder by any of such parties or, to the knowledge of NBC, by any other party thereto, and no event has occurred that with the lapse of time or by the giving of notice or both would constitute a default hereunder by NBC, such Affiliates or the KNSD Business or, to the knowledge of NBC, any other party thereto, in any such case in which such default or event would reasonably be expected to have a Material Adverse Effect. In addition, none of NBC, its Affiliates or the KNSD Business is in material breach of any Network Agreement, Sports Agreement or LMA Agreement (including any breach which would give rise to a right to terminate any such agreement). None of NBC, its Affiliates or the KNSD Business has received any written notice (or to the knowledge of NBC, any other notice) of default or termination under any Material Contract, and to the knowledge of NBC, there exists no basis for any assertion of a right of default or termination under such agreements. None of NBC, its Affiliates or the KNSD Business has received any written notice (or, to the knowledge of NBC, any other notice) of the exercise of a put option or other right pursuant to which NBC, such Affiliates or the KNSD Business would be obligated to purchase capital stock or assets relating to any LMA Station.

          (d) None of NBC, its Affiliates or the KNSD Business is in breach of any material agreement, except for breaches that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 5.12. Compliance with Laws and Court Orders. Neither NBC nor any of its Affiliates is in violation of, and to the knowledge of NBC none of them is under investigation with respect to or has been threatened to be charged with or been given notice of any violation of, any law, rule, regulation, judgment, injunction, order or decree applicable to the KNSD Assets or the conduct of the KNSD Business, except that no representation or warranty is made in this Section 5.12 with respect to Environmental Laws, the Communications Act and FCC rules, regulations and policies, and except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         SECTION 5.13. Tangible Property. All of the KNSD Assets are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

         SECTION 5.14. Intellectual Property. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

         (a) NBC or one of its Affiliates owns, or is licensed to use (in each case, clear of any Liens, other than Permitted Liens), all the Intellectual Property Rights used, or held for use, in, or necessary for the conduct of, the KNSD Business (the "KNSD INTELLECTUAL PROPERTY RIGHTS"); (b) the use of any KNSD Intellectual Property by NBC or one of its Affiliates does not infringe on or otherwise violate the rights of any Person and is in accordance with any applicable license pursuant to which NBC or one of its Affiliates acquired the right to use such KNSD Intellectual Property; and (c) to the knowledge of NBC, no Person is challenging, infringing on or otherwise violating any right of NBC or one of its Affiliates with respect to any KNSD Intellectual Property owned by and/or licensed to NBC or one of its Affiliates; and (d) neither NBC nor one of its Affiliates has received any written notice of any pending claim with respect to any KNSD Intellectual Property used in connection with the KNSD Business and, to NBC's knowledge, no KNSD Intellectual Property owned and/or licensed for use in connection with the KNSD Business is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such KNSD Intellectual Property.

         SECTION 5.15. Licenses and Permits. (a) NBC or one of its Affiliates has all permits, licenses, waivers and authorizations (other than FCC Authorizations, but including licenses, authorizations and certificates of public convenience and necessity from applicable state and local authorities), which are necessary to the KNSD Business (collectively, "KNSD LICENSES"), other than any Licenses the failure of which to have would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. NBC or one of its Affiliates is in compliance with the terms of all KNSD Licenses (other than FCC Authorizations), except for such failures so to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. NBC or one of its Affiliates has duly performed its obligations under and each is in compliance with the terms of such KNSD Licenses, except for such non-performance or non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of NBC, threatened application, petition, objection or other pleading with any Governmental Entity other than the FCC which challenges or questions the validity of, or any rights of the holder under, any KNSD License (other than an FCC Authorization), except for such applications, petitions, objections or other pleadings, that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or that are applicable to the broadcast industry generally. No representation or warranty is made in this Section 5.15 with respect to KNSD Licenses required by Environmental Laws.

         (b) Schedule 5.15(b) sets forth all material FCC Authorizations held by or in respect of the KNSD Business. Except as set forth in Schedule 5.15(b) and except as does not have a Material Adverse Effect: (i) NBC is financially qualified and, to the knowledge of NBC, otherwise qualified to hold such FCC Authorizations or to control such FCC Authorizations, as the case may be, (ii) NBC or one of its Affiliates holds such FCC Authorizations, (iii) NBC is not aware of any facts or circumstances relating to the FCC qualifications that would prevent the FCC's granting the FCC Applications, (iv) the KNSD Business is in material compliance with all FCC Authorizations held by it and with the Communications Act and (v) there is not pending or, to the knowledge of NBC, threatened any application, petition, objection or other pleading with the FCC or other Governmental Entity which challenges the validity of, or any rights of the holder under, any FCC Authorization held by the KNSD Business except for rule making or similar proceedings of general applicability to Persons engaged in substantially the same business conducted by the KNSD Business.

         SECTION 5.16. Environmental Matters. (a) Except as disclosed in
Schedule 5.16 and except as would not reasonably be expected to have a Material Adverse Effect, (i) the operations of the KNSD Business and the use of the KNSD Assets have been and are in compliance with all Environmental Laws and with all KNSD Licenses required by Environmental Laws, (ii) there are no pending or, to the knowledge of NBC, threatened, actions, suits, claims, investigations or other proceedings (collectively, "ACTIONS") under or pursuant to Environmental Laws against NBC or any of its Affiliates in respect of the KNSD Business, (iii) neither the KNSD Business nor the KNSD Assets is subject to any Environmental Liabilities, and, to the knowledge of NBC, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of NBC, formerly owned, operated or leased by the KNSD Business or operations thereon that could reasonably be expected to result in Environmental Liabilities, (iv) all real property owned, and, to the knowledge of NBC, all real property operated or leased, by the KNSD Business is free of contamination from Hazardous Materials and (v) there is not now, nor, to the knowledge of NBC, has there been in the past, on, in or under any real property owned, leased or operated by the KNSD Business or any of their predecessors (A) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (B) any asbestos-containing materials, (C) any polychlorinated biphenyls or (D) any radioactive substances.

          (b) As used in this Agreement, "ENVIRONMENTAL LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et. seq., the Hazardous Materials Transportation Act 49 U.S.C. Section 1801 et. seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et. seq., the Clean Water Act, 33 U.S.C.
Section 1251 et. seq., the Clean Air Act., U.S.C. Section et. seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et. seq., and the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et. seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "ENVIRONMENTAL LIABILITIES" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part a predecessor of such Person or any of such Subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "HAZARDOUS MATERIALS" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

         SECTION 5.17. KNSD Financial Statements. Schedule 5.17 contains (a) the unaudited balance sheet, statement of cash flow and related income statement of the KNSD Business as of and for the fiscal year ended December 31, 1996 (the "YEAR-END STATEMENTS") and (b) the unaudited interim balance sheet, statement of cash flow and related income statement of the Business as of and for the nine-month period ended September 30, 1997 (the "INTERIM STATEMENTS" and collectively with the Year-End Statements, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with past periods, and present fairly in all material respects the financial position and results of operations of the KNSD Business as of and for the periods indicated therein subject, in the case of the Interim Statements, to normal year-end adjustments.

         SECTION 5.18. Employee Arrangements and Benefit Plans. Schedule 5.18 sets forth a complete and correct list of (a) all employee benefit plans within the meaning of Section 3(3) of ERISA and all bonus or other incentive compensation, deferred compensation, salary continuation, severance, disability, stock award, stock option, stock purchase, tuition assistance, or vacation pay plans or programs (collectively the "KNSD PLANS") and (b) all written employment, severance, termination, change-in-control, or indemnification agreements (collectively, the "KNSD EMPLOYMENT ARRANGEMENTS"), in each case under which the KNSD Business has any obligation or liability (contingent or otherwise), except for any KNSD Employment Arrangement which provides for annual compensation (excluding benefits) of $150,000 or less or has an unexpired term of and can be terminated (before, on or after a change in control) in less than one year from the date hereof without additional cost or penalty.



                                    ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF LIN-TEXAS

         LIN-Texas represents and warrants to each of the other parties hereto as of the date hereof that:

         SECTION 6.01. Partnership Existence and Power. LIN-Texas is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all partnership powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

         SECTION 6.02. Partnership Authorization. The execution, delivery and performance by LIN-Texas and LIN-TV of the Transaction Documents to which they are a party and the consummation of the Contemplated Transactions (to the extent they are participants therein) are within LIN-Texas's and each such Affiliate's powers and have been duly authorized by all necessary action. This Agreement constitutes, and the other Transaction Documents to which LIN-Texas and its Affiliates are parties, when executed by LIN-Texas and such Affiliates, will constitute (assuming the due authorization and execution of the other parties thereto) valid and binding agreements of LIN-Texas and such Affiliates.

         SECTION 6.03. Governmental Authorization. The execution, delivery and performance by LIN-Texas and LIN-TV of the Transaction Documents to which they are parties and the consummation of the Contemplated Transactions (to the extent they are participants therein) require no action by or in respect of, or filing with, any Governmental Entity, other than (i) compliance with any applicable requirements of the 1934 Act; and (ii) compliance with the Communications Act.

         SECTION 6.04. Noncontravention. The execution, delivery and performance by LIN-Texas and LIN-TV of the Transaction Documents to which they are parties and the consummation of the Contemplated Transactions (to the extent they are participants therein) do not and will not (i) violate the partnership agreement under which it operates or the organizational documents of LIN-TV, as the case may be, or (ii) assuming compliance with the matters referred to in Section 6.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree.

         SECTION 6.05. Litigation. Except as set forth in Schedule 6.05, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or to the knowledge of LIN-Texas, threatened against or affecting LIN-Texas or LIN-TV, before any arbitrator or any Governmental Entity which (i) as of the date of this Agreement, questions the validity of any Transaction Document or any action to be taken by LIN-Texas or LIN-TV in connection with the consummation of the Contemplated Transactions or (ii) as of the date of this Agreement, would prevent or result in a material delay of the consummation of the Contemplated Transactions. As of the date hereof, neither Lin-Texas nor LIN-TV nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or result in a material delay of the consummation of the Contemplated Transactions.

         SECTION 6.06. Finders' Fees. Except for Morgan Stanley & Co., Inc. and Wasserstein Perella & Co., whose fees will be paid by LIN-Texas or LIN-TV, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of LIN-Texas or LIN-TV who might be entitled to any fee or commission in connection with the Contemplated Transactions.


                                    ARTICLE 7

                               COVENANT OF RANGER

         Ranger agrees that:

         SECTION 7.01. Merger Agreement Amendments and Waivers. Ranger will not
(a) agree to (i) the amendment of any of (A) Sections 3.1, 4.1, 4.2, 4.6, 5.3, 5.4, 5.5, 6.1, 6.2, 7.1, 7.5 or 7.6 of the Merger Agreement or (B) the Disclosure Schedules to the Merger Agreement or (ii) waive any inaccuracies in the representations and warranties, or compliance with any of the agreements or conditions contained in the Merger Agreement or (b) terminate, or agree to terminate, the Merger Agreement, unless in each case Ranger shall have first obtained NBC's prior written consent.


                                    ARTICLE 8

                                 COVENANT OF NBC

         NBC agrees that:

         SECTION 8.01. Conduct of the KNSD Business. From the date hereof until the Funding Date, NBC and its Affiliates shall conduct the KNSD Business in the ordinary course consistent with past practice and shall use its reasonable efforts to preserve intact the business organizations and relationships with third parties and to keep available the services of the present employees of the KNSD Business. Without limiting the generality of the foregoing, from the date hereof until the Funding Date, NBC and its Affiliates will not:

          (a) with respect to the KNSD Business acquire a material amount of assets (whether by merger, stock purchase or otherwise) from any other Person;

          (b) sell, lease or otherwise dispose of, or mortgage, or otherwise encumber or subject to a Lien, other than Permitted Liens, any material KNSD Assets except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

          (c) with respect to the KNSD Business, incur or assume any material indebtedness for borrowed money or guarantee any such indebtedness of another Person, or make any material loans, advances or capital contributions to, or material investments in, any other Person;

          (d) agree or commit to do any of the foregoing; or

          (e) take or agree or commit to take any action that would make any representation or warranty of NBC hereunder inaccurate in any respect at, or as of any time prior to, the Funding Date.

                                    ARTICLE 9

                                 OTHER COVENANTS

         Each of the parties hereto agrees that:

         SECTION 9.01. Access to Information. (a) From the date hereof until the Funding Date, LIN-TV and LIN-Texas will (i) give NBC and the Lender, and their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of such parties relating to the KXAS Business, (ii) furnish to NBC and the Lender, and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the KXAS Business as such Persons may reasonably request and (iii) instruct their respective employees, counsel and financial advisors to cooperate with NBC and the Lender in their respective investigations of the KXAS Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of LIN-TV and LIN-Texas. Notwithstanding the foregoing, neither NBC nor the Lender shall have access to personnel records of LIN-TV and LIN-Texas relating to individual performance or evaluation records, medical histories or other information which in any of such party's good faith opinion is sensitive or the disclosure of which could subject such party to risk of liability. No investigation by NBC or the Lender or other information received by NBC or the Lender shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any other party under any of the Transaction Documents.

          (b) From the date hereof until the Funding Date, NBC and its Affiliates will (i) give Ranger and its financing sources, and their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of NBC and its Affiliates relating to the KNSD Business, (ii) furnish to Ranger and its financing sources, and their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the KNSD Business as such Persons may reasonably request and (iii) instruct their respective employees, counsel and financial advisors to cooperate with Ranger and its financing sources in their respective investigations of the KNSD Business. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of NBC and its Affiliates or the KNSD Business. Notwithstanding the foregoing, neither Ranger nor its financing sources shall have access to personnel records of NBC or any Affiliates relating to individual performance or evaluation records, medical histories or other information which in such party's good faith opinion is sensitive or the disclosure of which could subject such party to risk of liability. No investigation by Ranger or its financing sources or other information received by Ranger or its financing sources shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any other party under any of the Transaction Documents.

         SECTION 9.02. Notices of Certain Events. Each party hereto shall promptly, but in any event within 1 Business Day, notify the other parties hereto of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Contemplated Transactions;

         (b) any notice or other communication from any Governmental Entity in connection with or affecting the Contemplated Transactions;

         (c) any Actions commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting any Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.05, 5.05 or 6.05, as the case may be, or that relate to the consummation of the Contemplated Transactions; and

          (d) (i) the occurrence, or failure to occur, of any event of which it becomes aware that has caused or that could be reasonably expected to cause any representation or warranty of any party contained in any Transaction Document to be untrue or inaccurate at any time from the date hereof to the Closing Date,
(ii) the failure of any party to any of the Transaction Documents or any officer, director, employee or agent thereof, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Transaction Documents and (iii) the receipt or giving of any notice under the Merger Agreement; provided that no such notification(s) shall affect the representations or warranties or other rights of such parties or the conditions to their respective obligations under the Transaction Documents.

         SECTION 9.03. Reasonable Best Efforts; Further Assurances. (a) Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the Contemplated Transactions. Each of the parties hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the

Contemplated Transactions and to vest in the relevant Business Transferee good and marketable title to the relevant Contributed Assets.

          (b) Each Business Transferor hereby constitutes and appoints, effective as of the Funding Date (or the Closing Date in the case of any Business Transfer to occur on such date), the relevant Business Transferee(s) and their respective successors and assigns as the true and lawful attorney of such Business Transferor with full power of substitution in the name of the relevant Business Transferee(s), or in the name of such Business Transferor but for the benefit of the relevant Business Transferee(s), (i) to collect for the account of the relevant Business Transferee(s) any items of the relevant Contributed Assets and (ii) to institute and prosecute all proceedings which the relevant Business Transferee(s) may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the relevant Contributed Assets, and to defend or compromise any and all actions, suits or proceedings in respect of the relevant Contributed Assets. Each Business Transferee shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         SECTION 9.04. Certain Filings. Each of the parties hereto shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Entity, is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Contemplated Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking to obtain any such actions, consents, approvals or waivers in a timely manner.

         SECTION 9.05. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to the Transaction Documents or the Contemplated Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

         SECTION 9.06. WARN Act. The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") as a result of the Contemplated Transactions and, if such notices are required, to provide such notice in a manner that is reasonably satisfactory to each of the parties hereto.

         SECTION 9.07. Certain Capital Expenditures in Respect of the KXAS Business. In respect of the KXAS Business, LIN-TV hereby agrees (a) prior to the Funding Date, (i) to purchase new DVC Pro news gathering and editing equipment at a cost to LIN-TV of at least $750,000, (ii) to pay for the purchase and installation of a new digital antenna and transmission line at a cost to LIN-TV of at least $564,375, and (iii) to pay to NBC $1,532,188 less the documented amounts actually expended by LIN-TV under (i) and (ii) above as of the Closing Date, provided that in no event shall NBC be obligated to pay any amounts to LIN-TV by virtue of this Section 9.03(a) and (b) that each of such assets shall be deemed to be KXAS Assets. In respect of the KXAS Business, NBC hereby agrees that it will reimburse LIN-TV for the sum of (x) any documented amounts paid prior to the Closing Date towards the purchase of a new digital transmitter which will be delivered to the LP on behalf of the KXAS Business by LIN-TV and which will, upon delivery and the payment by the LP of any remaining balance in respect thereof, be deemed a KXAS Asset plus (y) $150,000.

                                   ARTICLE 10

                                   TAX MATTERS

         SECTION 10.01. Tax Representations. NBC represents and warrants, with respect to the KNSD Business and the KNSD Assets, that (a) Outlet has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed by Outlet and any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) will be timely filed and all such Tax Returns are and will be true and correct in all material respects, (b) all Taxes shown to be due on the Tax Returns described in (a) above have been timely paid or adequately reserved for in accordance with generally accepted accounting principles (except to the extent that such Taxes are being contested in good faith) and (c) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any KNSD Assets.

         SECTION 10.02. Excluded or Assumed Liabilities. Except as otherwise provided in this Article 10, Taxes with respect to Pre-Closing Tax Periods shall constitute Excluded Liabilities.

         SECTION 10.03. Tax Allocations.

          (a) For purposes of this Agreement, income, deductions, and other items will be allocated between the final Pre-Closing Tax Period and the initial Post-Closing

Tax Period based on an actual closing of the books of KXAS Business and the KNSD Business at the close of business on the date of the relevant Business Transfer. Any items attributable to transactions not in the ordinary course of business at or prior to the transfer of the KXAS Assets or the KNSD Assets, as the case may be, will be allocated to the final Pre-Closing Tax Period, and any items attributable to transactions not in the ordinary course of business after such transfer will be allocated to the initial Post-Closing Tax Period.

          (b) Any liability for real property tax, personal property tax or any similar ad valorem obligation levied with respect to any KXAS Asset or KNSD Asset for a Post-Closing Tax Period that includes the Funding Date or the Closing Date, as the case may be, will be apportioned ratably based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period in the Post-Closing Tax Period.

          (c) Any recording or filing fees with respect to the transfers of the KXAS Assets or the KNSD Assets, and any transfer, documentary, sales, use or other Taxes assessed upon or with respect to such transfers, will be the responsibility of and paid by NBC and/or its Affiliates.

         SECTION 10.04. Tax Cooperation and Consistent Reporting. The parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the KXAS Assets and KXAS Business and KNSD Assets and KNSD Business as is reasonably necessary for the preparation and filing of Tax Returns, the making of any election related to Taxes, the preparation for any audit by any taxing authority, or the prosecution or defense of any claim, suit or proceeding relating to any Tax Return. The parties will cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax Matters relating to the KXAS Business or the KNSD Business.

         SECTION 10.05. Preparation of Tax Returns. Each of the parties shall be responsible for causing the preparation and filing of Tax Returns relating to its Business during the relevant party's period of ownership.

                                   ARTICLE 11

                                EMPLOYEE BENEFITS

         SECTION 11.01. Employees. The parties hereto agree that they will cooperate and use all commercially reasonable efforts to cause employees of the KXAS Business to physically report to work on the Closing Date or as soon thereafter as is practicable. NBC shall offer employment as of the Closing Date to each individual who is an employee of the KXAS Business immediately prior to the Closing Date and physically reports to work on the Closing Date or, if absent from work on the Closing Date solely by reason of vacation or regularly scheduled non-working days, on the day immediately following such vacation or days off. Each such employee shall be offered employment with NBC in a position similar to his or her position immediately prior to the Closing Date. NBC shall also offer employment to each individual who is an employee of the KXAS Business immediately prior to the Closing Date but is absent from work on the Closing Date for any reason other than vacation or regularly scheduled days off. Each such employee shall be offered employment with NBC in a position similar to such employee's last position with the KXAS Business as of the date such employee physically returns to work duty. Each employee of the KXAS Business who is actively at work with the KXAS Business as of the Closing Date or returns to active work duty with the KXAS Business from an authorized leave of absence after the Closing Date shall hereinafter be referred to as a "KXAS TRANSFERRED EMPLOYEE", and the first date on which each such KXAS Transferred Employee is actively at work with the KXAS Business on or after the Closing Date shall hereinafter be referred to as the "TRANSFER DATE" with respect to such KXAS Transferred Employee. Notwithstanding anything to the contrary contained herein, unless otherwise provided under the terms of a written employment or collective bargaining agreement, each KXAS Transferred Employee shall be employed by NBC on an at will basis and nothing shall prohibit NBC from terminating such employment at any time after the Closing. Each individual who is an employee of the KXAS Business immediately prior to the Closing Date but is not employed by NBC on the Closing Date ("RETAINED EMPLOYEES") shall be continued as an employee of LIN-Texas or its affiliate ("LIN EMPLOYER") until such employee's termination of employment with LIN- Texas and its Affiliates in accordance with the policies and practice of such LIN Employer as of the date hereof. LIN Employer shall provide Retained Employees during their employment with LIN Employer all benefits and protections ordinarily provided by LIN Employer to similarly situated employees pursuant to its plans, policies and practices substantially as in effect as of the date hereof.

         SECTION 11.02. Continuation of Benefits. During the period from the Closing Date until January 1, 2000, NBC shall maintain or cause to be maintained wages, compensation levels, employee pension and welfare plans for the benefit of the KXAS Transferred Employees, which in the aggregate are equal or greater than those wages, compensation levels and other benefits provided to such KXAS Transferred Employees on the date of execution of the Merger Agreement.

         SECTION 11.03. Severance Arrangements and Employment Agreements. (a) With respect to any KXAS Transferred Employee who is covered by a severance compensation agreement, employment agreement or other severance policy or plan separate from the standard severance policy for the employees of LIN-TV or any of its Subsidiaries, NBC shall maintain or cause to be maintained such severance compensation agreement, employment agreement or other separate policy or plan as in effect as of the date of execution of the Merger Agreement (except as may be otherwise agreed by such KXAS Transferred Employee), and as to all other KXAS Transferred Employees, NBC shall maintain or cause to be maintained severance benefits at least as favorable as those provided under the standard severance policy of LIN-TV and its Subsidiaries applicable to employees of the KXAS Business as in effect as of the date of execution of the Merger Agreement until January 1, 2000.

          (b) NBC shall honor or cause to be honored all severance agreements and employment agreements with any KXAS Transferred Employees.

         SECTION 11.04. Bonus Arrangements. NBC shall maintain or cause to be maintained the bonus practices of LIN-TV and its Subsidiaries as applicable to KXAS Transferred Employees, as in effect on the date of execution of the Merger Agreement, through the end of the 1998 fiscal year, with bonuses to be paid to the KXAS Transferred Employees participating thereunder at levels consistent with past practice.

         SECTION 11.05. Welfare Plans. NBC shall (i) waive or cause to be waived all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the KXAS Transferred Employees under any welfare plan that such employees may be eligible to participate in after the Closing Date and (ii) provide or cause to be provided to each KXAS Transferred Employee credit for any co-payments and deductibles paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Closing Date.

         SECTION 11.06. Employee Liabilities. (a) From and after the Closing Date, the liabilities with respect to employees and former employees of the KXAS Business, including liabilities associated with any domestic partner, dependent or beneficiary of any such employee or former employee (collectively,

"EMPLOYMENT-RELATED LIABILITIES") shall be divided between Ranger and NBC as provided in this Section 11.06.

          (b) Ranger shall maintain or cause an Affiliate to maintain in effect at least until the Closing Date insurance policies relating to workers' compensation, life insurance, long-term disability and accidental death and dismemberment benefits with respect to current or former employees of the KXAS Business ("INSURED BENEFITS") providing at least the same coverage in all material respects as is currently in effect as of the date hereof (subject to individual employee elections (if applicable) in accordance with the terms of such benefits as in effect on the date hereof). Ranger shall maintain or cause an Affiliate to maintain on and after the Closing Date with respect to Retained Employees insurance policies providing (i) Insured Benefits which, at Ranger's election, are the same in all material respects as in effect as of the date hereof or the same as in effect for similarly situated employees of Ranger and its Affiliates and (ii) a stop loss limit of $175,000 for each individual with respect to his or her medical claims during any policy year as in effect in all material respects on the date hereof; provided, however, that if no such stop-loss insurance policy is in effect as of the date hereof Ranger shall procure such a policy, at its sole expense, with terms of coverage satisfactory to NBC. Ranger or its appropriate Affiliate (e.g., LIN-Texas) may reasonably enter into or obtain insurance coverage with respect to employee benefits other than Insured Benefits applicable to all similarly situated employees of Ranger or such Affiliate. Ranger or its Affiliate, if applicable, shall retain on and after the Closing Date as its sole property all insurance policies, administrative service contracts and trust agreements relating to Insured Benefits and all reserves and retention amounts held in connection herewith.

          (c) Ranger shall be solely liable for (i) all claims with respect to Insured Benefits and other employee benefits covered under an applicable insurance policy incurred prior to the Closing Date to the extent covered or required to be covered by an insurance policy maintained by Ranger or its Affiliate (and all costs and expenses relating to such claims), (ii) claims incurred prior to the Closing Date for dental, medical, prescription drug or other health benefits covered under the plans, policies and practices applicable prior to the Closing Date to current or former employees of the KXAS Business,
(iii) claims incurred on and after the Closing Date for dental, medical, prescription drug or other health benefits with respect to (A) each former employee of the KXAS Business who terminates employment with the KXAS Business on or prior to the Closing Date and (B) each Retained Employee (whether or not such Retained Employee becomes a KXAS Transferred Employee after the Closing
Date), in each case to the extent, and only to the extent, that (x) such claims are covered under the plans, policies and practices of LIN-TV or its Affiliate applicable to such individuals and (y) the aggregate amount of all such claims incurred at any time on and after the Closing Date exceed $175,000 for any such individual, (iv) all claims with respect to Insured Benefits and other employee benefits covered under an applicable insurance policy incurred with respect to an employee of the KXAS Business on or after the Closing Date through the date of such employee's termination of employment with Ranger and its Affiliates (or, if applicable, the last day of the calendar month on or immediately after such termination date) to the extent covered or required to be covered by an insurance policy maintained by Ranger or its Affiliate (and all costs and expenses relating to such claims) and (v) all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) arising from or in connection with the foregoing clauses (i) through (iv) of this sentence.

          (d) Except as provided in the preceding paragraph, NBC shall indemnify and hold harmless Ranger from and against all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees) arising from or in connection with Employment-Related Liabilities, including, but not limited to, (i) compensation and benefits payable to, and insurance premiums for coverage of, Retained Employees on and after the Closing Date through their date of termination of employment with Ranger and its Affiliates, (ii) all claims arising from or in connection with the collective bargaining agreement covering employees of the KXAS Business (including all costs incurred in connection with negotiations, if any, with the union on the effect of the manner in which NBC assumes such agreement or extends employment to persons covered by such agreement) and (iii) claims arising in connection with the termination of employment of Retained Employees in accordance with the provisions of this Article 11.

          (e) For purposes of this Section, a claim in respect of dental, medical, prescription drug or other health benefits shall be deemed to be incurred as of the date that the dental, medical, prescription drug or other health care or drugs (including any related devices or medications) are provided or procured, and a claim in respect of workers' compensation or long-term disability benefits shall be deemed to be incurred as of the date of the accident, injury or other events giving rise to the condition forming the basis of such claim or disability.

         SECTION 11.07. Defined Contribution Plan. (a) Prior to the Closing Date, Ranger shall take or cause to be taken all actions necessary to provide that each employee of the KXAS Business is fully (100%) vested in all amounts credited to the KXAS Transferred Employee's account under each KXAS DC Plan.

          (b) As soon as practicable following the Closing Date, NBC shall adopt or designate one or more defined contribution plans (as defined in Section 3(34) of ERISA) intended to meet the requirements of Section 401(a) of the Code (each an "NBC DC PLAN"), the terms of which shall be determined in the sole discretion of NBC or an NBC Affiliate designated by NBC, subject to its obligation under
Section 11.02. To the extent permitted by ERISA and the Code, Ranger shall take or cause to be taken all actions necessary to permit the distribution and rollover, or the direct transfer (under Code Section 401(a)(31)), of the account balance of each KXAS Transferred Employee under each KXAS DC Plan to an NBC DC Plan designated by NBC; provided, however, that each NBC DC Plan shall be required to accept such rollovers or transfers only to the extent that they are made in cash, and shall not be required to accept rollovers or transfers of participant loan notes, securities or other in-kind assets.

          (c) The parties hereto shall cooperate and take all actions reasonably necessary or appropriate to: (i) effectuate the rollovers and transfers described herein; (ii) at the request of NBC, assure that for a period of up to one year following the Closing Date any participant loans taken by any KXAS Transferred Employee under any pension plans (as defined in Section 3(2) of ERISA) are not called due or deemed distributions by reason of the transactions contemplated herein or by reason of any termination or deemed termination of employment of any such KXAS Transferred Employee as a result of the transactions contemplated herein; and (iii) share information necessary to each party to effectuate the foregoing.

         SECTION 11.08. Defined Benefit Plans. (a) Prior to the Closing Date, Ranger shall take or cause to be taken all action necessary to provide that each employee of the KXAS Business who participates in any defined benefit plan (as defined in Section 3(35) of ERISA) maintained by LIN-Texas or any Affiliate of LIN-Texas prior to the Closing Date (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) (each a "KXAS DB PLAN") is fully (100%) vested in all benefits accrued by such employee under each such KXAS DB Plan as of the Closing Date.

         SECTION 11.09. Multiemployer Pension Plans. (a) To avoid the imposition of any withdrawal liability on any of the parties hereto, NBC shall (i) contribute or cause to be contributed to each multiemployer plan (as defined in section 4001(a)(3) of ERISA) covering any current or former employee of the KXAS Business (a "MULTIEMPLOYER PLAN") for substantially the same number of contribution base units for which LIN-TV and its Affiliates have an obligation to contribute in respect of such employees prior to the Closing Date; (ii) provide to each Multiemployer Plan for a period of five plan years commencing with the first plan year beginning after the Closing Date, a bond issued by a corporate surety corporation, or, in a manner sufficient to avoid the imposition of withdrawal liability, a sum to be held in escrow, or an irrevocable letter of credit, in each case issued by a bank or similar financial institution, equal to the greater of the average annual contribution required to be made by LIN-TV and its Affiliates under each Multiemployer Plan for the three plan years preceding the plan year in which the Closing Date occurs or the annual contribution that LIN-TV and its Affiliates were required to make under each Multiemployer Plan for the last plan year prior to the plan year in which the Closing Date occurs, in each case in respect of current and former employees of the KXAS Business, or shall obtain a waiver of the requirements to provide any of the foregoing or shall comply with alternatives acceptable to any Multiemployer Plan, in order to ensure compliance with Section 4204 of ERISA. If at any time during the first five plan years beginning after the Closing Date, NBC withdraws from, or fails to make or cause to be made a required contribution to, one of the Multiemployer Plans, the bond, escrow, or letter of credit obtained with respect to such Multiemployer Plan, if any, shall be paid to such Multiemployer Plan.

           (b) Notwithstanding any other provision hereof, the obligations of NBC under this Section 11.09 are limited to the extent necessary to comply with
Section 4204 of ERISA. If NBC effects a complete or partial withdrawal from a Multiemployer Plan during the first five plan years following the Closing Date and NBC fails to make any withdrawal liability payment to the Multiemployer Plan when due, then Ranger shall be secondarily liable to the Multiemployer Plan for any unpaid withdrawal liability to the extent that Ranger would have incurred such liability following the Closing Date had the LP not agreed to the provisions of this Section. Ranger's obligations set forth in this paragraph shall continue with respect to events that occurred prior to the last day of the five plan year period referred to in this Section 11.09 (regardless of when notice of such liability is received by any party). Each party hereto shall promptly notify all other parties of any demand for payment of withdrawal liability received with respect to any Multiemployer Plan within five years from the Closing Date. The parties hereto agree to take all such further action as may be necessary to satisfy the sale of assets exception requirements set forth in Section 4204 of ERISA.

         SECTION 11.10. Past Service Credit. NBC agrees that, with respect to all of the employee benefit programs and arrangements covering or otherwise benefitting any of the KXAS Transferred Employees on or after the Closing Date, service with LIN-TV or any of its Subsidiaries shall be included solely for purposes of determining any period of eligibility to participate or to vest in benefits under such programs and arrangements (but not for benefit accrual or any other purpose under such programs or arrangements).

                                   ARTICLE 12

                             CONDITIONS TO CLOSINGS

         SECTION 12.01.  Conditions to Closing the Funding Date Transactions.

          (a) Conditions to Funding Date Obligations of Each Party. The obligations of each party to consummate the Funding Date Closing are subject to the satisfaction of the following conditions:

               (i) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of any of the Contemplated Transactions.

               (ii) All actions by or in respect of or filings with any Governmental Entity that are required to permit the consummation of all of the Contemplated Transactions shall have been taken, made or obtained, including final approval by the FCC of the FCC Applications; provided that, if the FCC has granted approval of, but such approval is not yet final with respect to (i) the FCC Form 314 or the FCC Form 316 with respect to the Business Transfers of the KXAS Business or
          (ii) the FCC Form 316 with respect to the Business Transfer of the KNSD Business, then NBC, with respect to the KXAS Business, and Ranger, with respect to the KNSD Business, shall have the unilateral right to waive this Section 12.01(a)(ii) as a condition to the Funding Date Closing with respect to the receipt of any such final approval. For purposes of this Agreement, FCC approval of the FCC Applications shall be deemed to be final if the FCC has taken action approving the transfer or assignment of the FCC Authorizations for the operation of the KXAS Business and the KNSD Business, pursuant to the Business Transfers, which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which no timely request for stay, petition for reconsideration or appeal or sua sponte action of the FCC with comparable effect is pending and as to which the time for filing any such request, petition or appeal or for the taking of any such sua sponte action by the FCC has expired.

               (iii) Each of the parties hereto shall have received copies of the Funding Date Transaction Documents duly executed by each of the parties thereto.

               (iv) (A) The LLC shall have obtained at its sole cost an ALTA extended coverage form of owner's or leasehold owner's title insurance policies, or binders to issue the same, dated the Funding Date and in amounts satisfactory to the LLC committing to insure, at ordinary premium rates without any requirement for additional premiums, good and marketable title to the real property that is owned or leased by or to each Business Transferor and that is part of the Contributed Assets free and clear of any Liens, except for Permitted Liens and (B) any easements necessary for the use by the LLC of such real property shall have been obtained by the LLC.

               (v) Ranger shall have delivered the Venture Notice.

          (b) Conditions to Funding Date Obligations of NBC. The obligation of NBC to consummate the Funding Date Closing is subject to the satisfaction of the following further conditions:

               (i) (A) Each of the other parties to the Transaction Documents shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Funding Date, (B) the representations and warranties of such parties contained in each of the Transaction Documents and in any certificate or other writing delivered by such parties pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as and if defined in each Transaction Document) or any similar standard or qualification, shall be true at and as of the Funding Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the KXAS Business and (C) NBC shall have received a certificate signed by an executive officer of each such party to the foregoing effect.

               (ii) There shall not be threatened, instituted or pending any action or proceeding brought by or on behalf of any Governmental Entity (A) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by any Business Transferee or any of its Affiliates of all or any material portion of the relevant Contributed Assets or to compel such Business Transferee or any of its Affiliates to dispose of all or any material portion of the relevant Contributed Assets or of its other assets or (B) seeking to require divestiture by such Business Transferee or any of its Affiliates of any of the relevant Contributed Assets or of any of its other assets.

               (iii) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the transfer of the Contributed Assets, by any Governmental Entity, that, in the reasonable judgment of NBC could, directly or indirectly, result in any of the consequences referred to in clauses 12.01(b)(ii)(A) or 12.01(b)(ii)(B) above.

               (iv) NBC shall have received an opinion of Weil, Gotshal & Manges LLP, counsel to Ranger, dated the Funding Date to the effect specified in Sections 4.01, 4.02, 4.03, 4.04 and, to such counsel's knowledge,
          4.05. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York, Delaware or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to NBC, and, as to matters of fact, upon certificates of officers of Ranger, copies of which opinions and certificates shall be contemporaneously delivered to NBC.

               (v) The parties to the Funding Date Transaction Documents shall have received (A) all Required Consents with respect to the KXAS Business and (B) all consents, authorizations or approvals from the governmental agencies referred to in Section 4.03, 5.03 or 6.03, in each case in form and substance reasonably satisfactory to NBC, and no such consent, authorization or approval shall have been revoked.

               (vi) NBC shall have received all documents it may reasonably request relating to the existence of each of the other parties hereto and the authority of such parties for the Transaction Documents, all in form and substance reasonably satisfactory to NBC.

          (c) Conditions to Funding Date Obligations of Ranger. The obligation of Ranger to consummate the Funding Date Closing is subject to the satisfaction of the following further conditions:

               (i) (A) Each of the parties to the Transaction Documents shall have performed in all material respects all of its obligations under the Funding Date Transaction Documents required to be performed by such parties at or prior to the Funding Date, (B) the representations and warranties of such parties contained in each of the Transaction Documents and in any certificate or other writing delivered by such parties pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as and if defined in each Transaction Document) or any similar standard or qualification, shall be true at and as of the Funding Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect on the KNSD Business and (C) Ranger shall have received a certificate signed by an executive officer of each such party to the foregoing effect.

               (ii) There shall not be threatened, instituted or pending any action or proceeding brought by or on behalf of any Governmental Entity (A) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by any Business Transferee or any of its Affiliates of all or any material portion of the relevant Contributed Assets or to compel such Business Transferee or any of its Affiliates to dispose of all or any material portion of the relevant Contributed Assets or of its other assets or (B) seeking to require divestiture by such Business Transferee or any of its Affiliates of any of the relevant Contributed Assets or of any of its other assets.

               (iii) There shall not be any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the transfer of the Contributed Assets, by any Governmental Entity, that, in the reasonable judgment of Ranger could, directly or indirectly, result in any of the consequences referred to in clauses 12.01(c)(ii)(A) or 12.01(c)(ii)(B) above.

               (iv) Ranger shall have received an opinion of Davis Polk & Wardwell, counsel to NBC, dated the Funding Date to the effect specified in Sections 5.01, 5.02, 5.03, 5.04 and, to such counsel's knowledge, 5.05. In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than New York, Delaware or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Ranger, and, as to matters of fact, upon certificates of officers of NBC, copies of which opinions and certificates shall be contemporaneously delivered to Ranger.

               (v) The parties to the Funding Date Transaction Documents shall have received all KNSD Required Consents and all consents, authorizations or approvals from governmental agencies referred to in
          Section 5.03 or 6.03, in each case in form and substance reasonably satisfactory to Ranger, and no such consent, authorization or approval shall have been revoked.

               (vi) Ranger shall have received all documents it may reasonably request relating to the existence of each of the other parties hereto and the authority of such parties for the Funding Date Transaction Documents, all in form and substance reasonably satisfactory to Ranger.

          (d) Conditions to Funding Date Obligations of LIN-Texas. The obligation of LIN-Texas to consummate the Funding Date Closing is subject to the satisfaction of the following further conditions:

               (i) (A) Each of the other parties to the Transaction Documents shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Funding Date, (B) the representations and warranties of such parties contained in each of the Transaction Documents and in any certificate or other writing delivered by such parties pursuant thereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as and if defined in each Transaction Document) or any similar standard or qualification, shall be true at and as of the Funding Date, as if made at and as of such date with only such exceptions as would not in the aggregate reasonably be expected to materially adversely affect the ability of Ranger to consummate the Merger and (C) LIN-Texas shall have received a certificate signed by an executive officer of each such party to the foregoing effect.

               (ii) LIN-Texas shall have received all documents it may reasonably request relating to the existence of each of the other parties hereto and the authority of such parties for the Transaction Documents, all in form and substance reasonably satisfactory to LIN-Texas.

               (iii) All of the conditions specified in Section 6.3 of the Merger Agreement to the obligation of LIN-TV to effect the Merger shall have been satisfied (or duly waived by LIN-TV), and all of the transactions contemplated to occur at the closing of the Merger shall have occurred except the receipt by the Paying Agent of the Merger Consideration.

         SECTION 12.02.  Conditions to Closing the Closing Date Transactions.

         The obligations of each party to consummate the Closing Date Closing are subject to the satisfaction of the following conditions:

          (a) (i) Each of the Funding Date Transactions shall have been consummated, (ii) each of the Funding Date Transaction Documents shall have been duly executed by each of the parties thereto and (iii) the Effective Time shall have occurred.

          (b) No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing Date Transactions.

          (c) Each of the parties hereto shall have received copies of the Closing Date Transaction Documents duly executed by each of the parties thereto.

                                   ARTICLE 13

                            SURVIVAL; INDEMNIFICATION

         SECTION 13.01. Survival. Except for Section 4.06 and Section 5.06 which shall survive the Closing Date, the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall terminate and not survive the Closing Date.

         SECTION 13.02. Indemnification. (a) Ranger, LIN-TV and LIN-Texas (the "LIN INDEMNITORS") hereby, jointly and severally, indemnify NBC and its Affiliates and each of their respective directors, officers, employees and agents against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("DAMAGES") incurred or suffered by such parties arising out of (i) any misrepresentation or breach of warranty made by Ranger in
Section 4.06 or any covenant or agreement to be performed by the LIN Indemnitors or any of their Affiliates pursuant to this Agreement and (ii) any Excluded Liability with respect to the KXAS Business.

          (b) NBC hereby indemnifies Ranger and its Affiliates and each of their respective directors, officers, employees and agents against and agrees to hold each of them harmless from any and all Damages incurred or suffered by such parties arising out of (i) any misrepresentation or breach of warranty made by NBC in Section 5.06 or any covenant or agreement to be performed by NBC or any of its Affiliates pursuant to this Agreement, other than those of NBC contained in

Article 10 of this Agreement and (ii) any Excluded Liability with respect to the KNSD Business.

         SECTION 13.03. Procedures. The party seeking indemnification under
Section 13.02 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may at the request of the Indemnified Party participate in and control the defense of any such suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 13.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE 14

                           TERMINATION AND RESCISSION

         SECTION 14.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Funding Date:

          (a)   by mutual written agreement of the parties hereto;

          (b) by any of the parties hereto if the Funding Date Closing shall not have been consummated on or before May 1, 1998;

          (c) by any of the parties hereto if the Merger Agreement shall have been terminated by any of the parties thereto, pursuant to Section 7.01 thereof; and

          (d) by any of the parties hereto if there shall be any law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Entity having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clauses 14.01(b), 14.01(c) or 14.01(d) shall give prompt notice of such termination to the other party.

         SECTION 14.02. Effect of Termination. If this Agreement is terminated as permitted by Section 14.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant, partner or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (i) willful failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure to perform a covenant of any of the Transaction Documents or (iii) breach by either party hereto of any representation or warranty or agreement contained in any of the Transaction Documents, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Sections 15.03, 15.05, 15.06 and 15.07 shall be treated by the parties as a separate continuing agreement that shall survive any termination of this Agreement pursuant to
Section 14.01 or any rescission of this Agreement pursuant to Section 14.03.

         SECTION 14.03. Rescission Rights. (a) Unless the Closing Date Transactions are consummated within thirty-two hours of the consummation of the last Funding Date Transaction to have been consummated, then, without further act or notice by any party or parties hereto, the Funding Date Transactions shall be rescinded and thereupon the following shall occur:

               (i) the LLC and the LP will be unwound, pursuant to the terms of the LLC Agreement and the LP Agreement, and LIN-Texas will receive the KXAS Business and Outlet will receive the KNSD Business, in each case in liquidation of the LLC members' and the LP partners' respective interests in the LLC and the LP;

               (ii) the Venture Loan will accelerate, pursuant to the terms of the Venture Credit Agreement, and LIN-Texas will (A) repay the Venture Loan to the Lender without interest and (B) pay to the Lender any funds that were actually earned by LIN-Texas on the proceeds of the Venture Loan (without regard to the coupon on the Venture Note), in each case promptly upon receipt of the KXAS Business by LIN-Texas from the LLC pursuant to Section 14.03(a)(i);

               (iii) Upon repayment of the Venture Loan pursuant to Section 14.03(a)(ii), LIN-TV will be released from the Original Guaranty pursuant to the terms thereof and the KXAS Lien and the KNSD Lien will be released and extinguished; and

               (iv) Each of the Funding Date Transaction Documents shall be terminated and shall have no force and effect against any of the respective parties thereto.

          (b) Each of the parties hereto agrees that, subject to clause (c) hereof, the intent of this Section 14.03 is to restore each party to the Funding Date Transactions to the position that each such party would have occupied had the Funding Date Transactions never occurred and the Funding Date Transaction Documents never been executed and effective. The parties hereto agree to reflect all income, gain or loss arising from, or with respect to, any Contributed Asset or the Venture Loan on any Tax Return of such party and for all other purposes in a manner that is consistent with this intent, including, without limitation,
(i) ignoring the provisions of Section 10.03 and treating all income, gain or loss arising on the Funding Date and thereafter from any Contributed Asset as income, gain or loss of the relevant Business Transferor for all Tax purposes,
(ii) treating any funds that were actually earned with respect to the proceeds of the Venture Loan (without regard to the coupon on the Venture Note) as income of the Lender for all Tax purposes, and (iii) treating all of the Funding Date Transactions as though they had never occurred and the Funding Date Transaction Documents had never been executed and effective.

          (c) (i) In the event of rescission pursuant to this Section 14.03, NBC hereby indemnifies LIN-TV and its Affiliates and each of their respective directors, officers, employees and agents (each, a "LIN INDEMNIFIED PERSON") against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, the reasonable fees and expenses of LIN-TV's accountants, attorneys, brokers and financial and other advisors) incurred or suffered by any such LIN Indemnified Persons or with respect to any of their respective properties or assets arising out of the Funding Date Transactions and any exercise of a party's rights under this
Section 14.03 (collectively, the "RESCISSION DAMAGES"), and that would not have otherwise been incurred or suffered in connection with LIN-TV's efforts to consummate the transactions contemplated by the Merger Agreement.

               (ii) Any LIN Indemnified Person seeking indemnification under this Section 14.03(c) shall give prompt notice to NBC of the assertion of any claim, or the commencement of any audit, suit, action or proceeding in respect of which indemnity may be sought under this Section and will provide NBC such information with respect thereto that NBC may reasonably request. The failure to so notify NBC shall not relieve NBC of its obligations hereunder, except to the extent such failure shall have adversely prejudiced NBC. With respect to claims for Taxes, LIN-TV shall initially be responsible for providing documents requested by any Taxing authority in any audit of its Tax Returns for the Pre-Closing Tax Period that includes the Funding Date and, after giving notice of such request for documents to NBC, shall, if consented to by NBC, handle any such audit until there is reason to believe that an audit adjustment in respect of Rescission Damages may be proposed. NBC shall control the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM"), including without limitation the control and appointment of lead counsel for such defense, in each case at its expense. NBC shall obtain the prior written consent of the relevant LIN Indemnified Person(s) (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the relevant LIN Indemnified Person(s) from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the relevant LIN Indemnified Person(s) and such LIN Indemnified Person(s) shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by such LIN Indemnified Person(s).

               (iii) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

               (iv) The amount of any Rescission Damages payable under this
          Section 14.03(c) by NBC shall be net of (A) any amounts recovered or recoverable by the relevant LIN Indemnified Person(s) under applicable insurance policies, (B) the present value of any Tax cost incurred by the relevant LIN Indemnified Person arising from the receipt of indemnity payments and (C) the present value of any Tax benefit realized by the relevant LIN Indemnified Person(s) arising from the Funding Date Transactions, the rescission thereof or the incurrence or payment of any such Rescission Damages. In computing the amount of any such Tax cost or Tax benefit, such LIN Indemnified Person(s) shall be deemed to fully utilize, at the highest marginal tax rate then in effect, all Tax items arising from the receipt of any indemnity payment hereunder, the Funding Date Transactions, the rescission thereof or the incurrence or payment of any indemnified Rescission Damages.

               (v) NBC shall not be liable under Section 14.03(c) for any (A) punitive Rescission Damages or (B) Rescission Damages for lost profits.

               (vi) If any LIN Indemnified Person(s) receives any payment from NBC in respect of any Rescission Damages pursuant to Section 14.03(c) and such LIN Indemnified Person(s) could have recovered all or a part of such Rescission Damages from a third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against NBC, such LIN Indemnified Person(s) shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit NBC to recover from the Potential Contributor the amount of such payment.

               (vii) This Section 14.03(c) shall provide the exclusive remedy for any Rescission Damages.


                                   ARTICLE 15

                                  MISCELLANEOUS

         SECTION 15.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to NBC, Outlet, the LLC and/or the LP, to:

                  National Broadcasting Company, Inc.
                  30 Rockefeller Plaza
                  New York, NY   10112
                  Attention:  Warren Jenson
                  Fax: (212) 664-0427
                  with a copy to:

                  National Broadcasting Company, Inc.
                  30 Rockefeller Plaza
                  New York, NY 10112
                  Attention:  Stephen F. Stander
                  Fax: (212) 664-6572

         if to Ranger, the LLC, the LP and/or to LIN-TV or LIN-Texas after the Closing Date, to:

                  Ranger Holdings Corp.
                  200 Crescent Court, Suite 1600
                  Dallas, TX 75201
                  Attention: Lawrence D. Stuart
                  Fax: (214) 740-7313

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attention: Stephen E. Jacobs
                  Fax: (212) 310-8007

         if to LIN-TV and/or LIN-Texas, prior to the Closing Date, to:

                  LIN Television of Texas, L.P.
                  c/o LIN Television Corporation
                  #1 Richmond Square, Suite 230E
                  Providence, RI 02906
                  Attention: Peter E. Maloney
                  Facsimile: (404) 454-0089

                  with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY 10017
                  Attention: David B. Chapnick
                  Facsimile: (212) 455-2502

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 15.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 15.03. Fees and Expenses. (a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding anything to the contrary herein, NBC shall pay all costs and expenses relating to the transfer of assets to the LP and the LLC (but excluding (i) any Tax incurred as a result thereof, other than any transfer Tax and (ii) the insurance required by
Section 12.01(a)(iv) hereof).

          (b) If LIN-TV pays the Termination Fee (as defined in the Merger Agreement) pursuant to Section 7.3(b)(i) of the Merger Agreement, then Ranger shall pay to NBC an amount in cash equal to 23% of (i) the amount of the Termination Fee actually paid plus the amount of the expenses actually reimbursed pursuant to such Section minus (ii) $32 million. If LIN-TV reimburses Ranger for its expenses pursuant to Section 7.3(b)(iii) of the Merger Agreement, then Ranger shall pay to NBC an amount in cash equal to 23% of (i) the amount of the expenses actually reimbursed by LIN-TV minus (ii) $4 million.

         SECTION 15.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

         SECTION 15.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 15.06. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15.01 shall be deemed effective service of process on such party.

         SECTION 15.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 15.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of the Transaction Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Transaction Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 15.09. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 15.10. Entire Agreement. Except for the Confidentiality Agreements, the Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement, including without limitation the Letter Agreement.

         SECTION 15.11. Bulk Sales Laws. Each Business Transferee each hereby waives compliance by each Business Transferor with the provisions of the "bulk sales", "bulk transfer" or similar laws of any state. NBC agrees to indemnify and hold the relevant Business Transferee harmless against any and all claims, losses, damages, liabilities, costs and expenses incurred by each Business Transferee or any of its Affiliates as a result of any failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

         SECTION 15.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 15.13. Covenant of LIN-TV as to Its Subsidiaries. LIN-TV agrees to cause LIN-Texas and each other Subsidiary that is a party to any Transaction Document or a participant in any Contemplated Transaction to perform in all material respects all of its and their respective obligations thereunder and with respect thereto.

         SECTION 15.14. Covenant of NBC as to Its Subsidiaries. NBC agrees to cause each Subsidiary that is a party to any Transaction Document or a participant in any Contemplated Transaction to perform in all material respects all of its obligations thereunder and with respect thereto.

         SECTION 15.15. Additional Interim Operating Restriction. (a) During the period between consummation of the Funding Date Transactions and the Effective Time, LIN-Texas agrees to cause the LLC to operate the KXAS Business in the ordinary course of business and not to acquire, sell, lease or otherwise dispose of a material amount of assets or agree or commit to do any of the foregoing, except as expressly contemplated by the Transaction Documents.

          (b) During the period after the Effective Time but prior to the consummation of the Closing Date Transactions, Ranger agrees to cause the LLC to operate the KXAS Business in the ordinary course of business and not to acquire, sell, lease or otherwise dispose of a material amount of assets or agree or commit to do any of the foregoing, except as expressly contemplated by the Transaction Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                            NATIONAL BROADCASTING
                                                  COMPANY, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            OUTLET BROADCASTING, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            RANGER HOLDINGS CORP.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            LIN TELEVISION OF TEXAS, L.P.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            STATION VENTURE HOLDINGS,
                                                  LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                            STATION VENTURE OPERATIONS, LP


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            LIN TELEVISION CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT A


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of ________ __, 1998, between [NAME OF BUSINESS TRANSFEROR], a ________ [corporation/limited partnership] ("TRANSFEROR"), and [NAME OF BUSINESS TRANSFEREE], a [limited liability company/limited partnership] ("TRANSFEREE").

                              W I T N E S S E T H :

         WHEREAS, Transferor, Transferee and certain other parties have concurrently herewith consummated the contribution by the Transferor of the [all/____%] of the [KXAS/KNSD] Assets(1) pursuant to the terms and conditions of the Transaction Agreement dated as of January __, 1998 between Transferor, Transferee and certain other parties, (the "TRANSACTION AGREEMENT"; terms defined in the Transaction Agreement and not otherwise defined herein being used herein as therein defined);

         WHEREAS, pursuant to the Transaction Agreement, Transferee has agreed to assume certain liabilities and obligations of Transferor with respect to the [KXAS/KNSD] Assets and the [KXAS/KNSD] Business;

         NOW, THEREFORE, in consideration of the sale of the relevant Contributed Assets and in accordance with the terms of the Transaction Agreement, Transferor and Transferee agree as follows:

           1. (a) Transferor does hereby contribute, transfer, assign and deliver to Transferee [all /__%] of the right, title and interest of Transferor in, to and under the [KNSD/KXAS] Assets; provided that no sale, transfer, assignment or delivery shall be made of any or any material portion of any of the relevant Contracts if an attempted contribution, assignment, transfer or delivery, without the consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferor or Transferee thereunder.

--------------

        (1) To be revised appropriately throughout for the purposes of the Assignment and Assumption Agreement contemplated by Section 2.01(a)(i) of the Transaction Agreement.

          (b) Transferee does hereby accept [all /__%] of the right, title and interest of Transferor in, to and under [all/___%] of the [KXAS/KNSD] Assets (except as aforesaid) and Transferee assumes and agrees to pay, perform and discharge promptly and fully when due [all/___%] of the relevant Assumed Liabilities and to perform [all /__%] of the obligations of Transferor to be performed under the relevant Contracts.

           2. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

           3. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            [TRANSFEROR]


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                            [TRANSFEREE]


                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:



                                       2